AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 28, 1997
                                                      Registration No. 333-20873
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ----------------
                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                ----------------

   REPUBLIC NEW YORK CORPORATION             REPUBLIC NEW YORK CAPITAL II
(Exact name of registrant as specified       (Exact name of registrant as
            in its charter)                     specified in its charter)

               MARYLAND                               DELAWARE
    (State or other jurisdiction of        (State or other jurisdiction of
    incorporation or organization)         incorporation or organization)

                 6712                                  6719
     (Primary standard industrial           (Primary standard industrial
      classification code number)            classification code number)

              13-2764867                            13-7106437
           (I.R.S. employer                       (I.R.S. employer
          identification no.)                    identification no.)

           452 FIFTH AVENUE                       452 FIFTH AVENUE
       NEW YORK, NEW YORK 10018               NEW YORK, NEW YORK 10018
           (212) 525-6100                         (212) 525-6100
   (Address, including zip code, and      (Address, including zip code, and
   telephone number, including area       telephone number, including area
       code, or registrant's                     code, of registrant's
    principal executive offices)              principal executive offices)

                                  -------------

                         William F. Rosenblum, Jr., Esq.
           Senior Vice President, Deputy General Counsel and Secretary
                          Republic New York Corporation
                                452 Fifth Avenue
                               New York, NY 10018
                                 (212) 525-6100
       (Name, address, including zip code, and telephone number, including area code, of agent for service of each registrant)

                                ----------------

----------------

         The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT
BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

       SUBJECT TO COMPLETION, DATED ____________________, 1997

PROSPECTUS                REPUBLIC NEW YORK CAPITAL II

                 OFFER TO EXCHANGE ITS 7.53% CAPITAL SECURITIES
           WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 FOR ANY AND ALL OF ITS OUTSTANDING 7.53% CAPITAL SECURITIES

                (LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY)
          FULLY AND UNCONDITIONALLY GUARANTEED, AS DESCRIBED HEREIN, BY
                          REPUBLIC NEW YORK CORPORATION

       THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,
           NEW YORK CITY TIME, ON            , 1997, UNLESS EXTENDED.

         Republic New York Capital II, a trust formed under the laws of the State of Delaware (the "Trust"), and Republic New York Corporation, a Maryland corporation, as Depositor ("Republic" or the "Corporation"), hereby offer, upon the terms and subject to the conditions set forth in this Prospectus (as the same may be amended or supplemented from time to time, the "Prospectus") and in the accompanying Letter of Transmittal (which together constitute the "Exchange Offer"), to exchange up to $200,000,000 aggregate Liquidation Amount of its 7.53% Capital Securities (the "Exchange Capital Securities") which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement (as defined herein) of which this Prospectus constitutes a part, for a like Liquidation Amount of its outstanding 7.53% Capital Securities (the "Old Capital Securities"), of which $200,000,000 aggregate Liquidation Amount is outstanding. Pursuant to the Exchange Offer, the Corporation is also exchanging its guarantee of the payment of Distributions (as defined herein) and payments on liquidation or redemption of the Old Capital Securities (the "Old Guarantee") for a like guarantee of the Old Capital Securities and the Exchange Capital Securities (the "Exchange Guarantee") and all of its 7.53% Junior Subordinated Debt Securities (the "Old Junior Subordinated Debt Securities"), of which $206,186,000 aggregate principal amount is outstanding, for a like aggregate principal amount of its 7.53% Junior Subordinated Debt Securities (the "Exchange Junior Subordinated Debt Securities"), which Exchange Guarantee and Exchange Junior Subordinated Debt Securities also have been registered under the Securities Act. The Old Capital Securities, the Old Guarantee and the Old Junior Subordinated Debt Securities are collectively referred to herein as the "Old Securities" and the Exchange Capital Securities, the Exchange Guarantee and the Exchange Junior Subordinated Debt Securities are collectively referred to herein as the "Exchange Securities" and the exchange of the Old Securities for the Exchange Securities is collectively referred to herein as the "Exchange".

         The terms of the Exchange Securities are identical in all material respects to the respective terms of the Old Securities, except that (i) the Exchange Securities have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the Old Securities, (ii) the Exchange Capital Securities will not provide for any increase in the Distribution rate thereon and (iii) the Exchange Junior Subordinated Debt Securities will not provide for any increase in the interest rate thereon. See "Description of the Exchange Securities" and "Description of the Old Securities"

         Each broker-dealer that receives Exchange Securities (as defined herein) for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Securities received in exchange for Old Securities (as defined herein) acquired by such broker-dealer as a result of market-making activities or other trading activities. The Trust and the Corporation have agreed that they will make this Prospectus available to any broker-dealer for use in connection with any such resale until the close of business on the 180th day following the Expiration Date (as defined herein). See "Plan of Distribution".

SEE "RISK FACTORS" COMMENCING ON PAGE 17 FOR CERTAIN INFORMATION THAT SHOULD BE CONSIDERED BY HOLDERS WHO TENDER OLD CAPITAL SECURITIES IN THE EXCHANGE OFFER.

THESE SECURITIES ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE EXCHANGE CAPITAL SECURITIES WILL BE ISSUED, AND MAY BE TRANSFERRED, ONLY IN BLOCKS HAVING A LIQUIDATION AMOUNT OF NOT LESS THAN $100,000 (100 EXCHANGE CAPITAL SECURITIES). ANY TRANSFER, SALE OR OTHER DISPOSITION OF EXCHANGE CAPITAL SECURITIES IN A BLOCK HAVING A LIQUIDATION AMOUNT OF LESS THAN $100,000 SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER. ANY SUCH TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF SUCH EXCHANGE CAPITAL SECURITIES FOR ANY PURPOSE, INCLUDING BUT NOT LIMITED TO THE RECEIPT OF DISTRIBUTIONS ON SUCH EXCHANGE CAPITAL SECURITIES, AND SUCH TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN SUCH EXCHANGE CAPITAL SECURITIES.


              The date of this Prospectus is              , 1997.

         The Exchange Capital Securities, the Exchange Junior Subordinated Debt Securities and Exchange Guarantee are being offered for exchange in order to satisfy certain obligations of the Corporation and the Trust under the Registration Agreement dated December 4, 1996 (the "Registration Agreement") among the Corporation, the Trust and the Initial Purchaser (as defined herein). In the event that the Exchange Offer is consummated, any Old Capital Securities which remain outstanding after consummation of the Exchange Offer and the Exchange Capital Securities issued in the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Declaration (as defined herein).

         The Exchange Capital Securities and the Old Capital Securities (together, the "Capital Securities") represent beneficial ownership interests in the Trust. The Corporation is the owner of all of the beneficial ownership interests represented by common securities of the Trust (the "Common Securities" and, collectively with the Capital Securities, the "Trust Securities"). Bankers Trust Company is the Property Trustee of the Trust. The Trust exists for the sole purposes of (i) issuing and selling the Trust Securities and effecting the Exchange Offer for the Exchange Capital Securities, (ii) investing the proceeds from the sale of the Old Capital Securities and the Common Securities in the Old Junior Subordinated Debt Securities, (iii) exchanging the Old Junior Subordinated Debt Securities for the Exchange Junior Subordinated Debt Securities and (iv) engaging in other activities necessary, advisable or incidental thereto. The Junior Subordinated Debt Securities will mature on December 4, 2026 (the "Stated Maturity"). The Capital Securities will have a preference under certain circumstances with respect to cash distributions and amounts payable on liquidation or redemption over the Common Securities. See "Description of the Exchange Securities--Description of Capital Securities--Subordination of Common Securities."

         As used herein, (i) the "Indenture" means the Junior Subordinated Indenture, as amended and supplemented from time to time, between the Corporation and Bankers Trust Company, as trustee (the "Debenture Trustee"),
(ii) the "Declaration" means the Amended and Restated Declaration of Trust relating to the Trust among the Corporation, as Depositor, Bankers Trust Company, as Property Trustee (the "Property Trustee"), Bankers Trust (Delaware), as Delaware Trustee (the "Delaware Trustee"), and the Administrative Trustees named therein (collectively, with the Property Trustee and the Delaware Trustee, the "Issuer Trustees") and (iii) the "Guarantee Agreement" means the Guarantee Agreement relating to the Guarantee between the Corporation and Bankers Trust Company, as trustee (the "Guarantee Trustee"). In addition, as the context may require, unless expressly stated otherwise, (i) "Capital Securities" includes the Old Capital Securities and the Exchange Capital Securities, (ii) "Junior Subordinated Debt Securities" includes the Old Junior Subordinated Debt Securities and the Exchange Junior Subordinated Debt Securities and (iii) "Guarantee" includes the Old Guarantee and the Exchange Guarantee.

         Holders of the Capital Securities and the holder of the Common Securities will be entitled to receive cumulative cash distributions, in each case arising from the payment of interest on the Junior Subordinated Debt Securities accruing from the date of original issuance, and payable semi-annually in arrears on June 4 and December 4 of each year, commencing June 4, 1997, at the annual rate of 7.53% of the Liquidation Amount of $1,000 per Capital Security and at the annual rate of 7.53% of the Liquidation Amount of $1,000 per Common Security ("Distributions"). Subject to certain exceptions, the Corporation has the right to defer payments of interest on the Junior Subordinated Debt Securities at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each deferral period (each, an "Extension Period"); provided, however, that no Extension Period may end on a date other than an Interest Payment Date (as defined herein) or extend beyond the Stated Maturity of the Junior Subordinated Debt Securities. No interest shall be due and payable during an Extension Period, except at the end thereof. Upon the termination of any Extension Period and the payment of all interest on the Junior Subordinated Debt Securities then accrued and unpaid (together with interest thereon at the rate of 7.53%, compounded semi-annually, to the extent permitted by applicable law), the Corporation may elect to begin a new Extension Period, subject to the requirements described herein. If interest payments on the Junior Subordinated Debt Securities are so deferred, during any Extension Period,

Distributions on the Trust Securities will also be deferred and the Corporation will not be permitted, subject to certain exceptions described herein, to (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Corporation's capital stock (which includes common and preferred stock), (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation that rank pari passu with or junior in interest to the Junior Subordinated Debt Securities or (iii) make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation if such guarantee ranks pari passu with or junior in interest to the Junior Subordinated Debt Securities except for certain payments described in the section "Description of the Exchange Securities--Description of Junior Subordinated Debt Securities--Option to Extend Interest Payment Period". During an Extension Period, interest on the Junior Subordinated Debt Securities will continue to accrue (and the amount of Distributions to which holders of the Capital Securities are entitled will accumulate) at the rate of 7.53% per annum, compounded semi-annually, and holders of Capital Securities will be required to accrue interest income for United States Federal income tax purposes. There is no limitation on the number of times that the Corporation may elect to begin an Extension Period. See "Description of the Exchange Securities--Description of Junior Subordinated Debt Securities--Option to Extend Interest Payment Period" and "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount."

         The Corporation has, through the Guarantee, the Declaration, the Junior Subordinated Debt Securities and the Indenture, taken together, fully, irrevocably and unconditionally guaranteed all of the Trust's obligations under the Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the Capital Securities. See "Relationship Among the Capital Securities, the Junior Subordinated Debt Securities and the Guarantee--Full and Unconditional Guarantee." The Corporation has agreed to guarantee the payment of Distributions and payments on liquidation or redemption of the Capital Securities, but only in each case to the extent of funds held by the Trust, as described herein. See "Description of the Exchange Securities--Description of Guarantee." If the Corporation does not make interest payments on the Junior Subordinated Debt Securities held by the Trust, the Trust will have insufficient funds to pay Distributions on the Capital Securities. The Guarantee does not cover payment of Distributions when the Trust does not have sufficient funds to pay such Distributions. In such event, a holder of Capital Securities may institute a legal proceeding directly against the Corporation for enforcement of payment to such holder of the principal of or interest on Junior Subordinated Debt Securities having a principal amount equal to the aggregate Liquidation Amount of the Capital Securities held by such holder (a "Direct Action"). See "Description of the Exchange Securities--Description of the Exchange Securities--Description of Junior Subordinated Debt Securities--Enforcement of Certain Rights by Holders of Capital Securities." The obligations of the Corporation under the Guarantee and the Junior Subordinated Debt Securities are subordinate and junior in right of payment to all Senior Debt (as defined herein) of the Corporation. See "Description of the Exchange Securities--Description of Junior Subordinated Debt Securities--Subordination".

         The Trust Securities are subject to mandatory redemption, (i) in whole, but not in part, at the Stated Maturity of the Junior Subordinated Debt Securities at a redemption price equal to the principal amount of, plus accrued interest on, the Junior Subordinated Debt Securities (the "Maturity Redemption Price") and (ii) in whole or in part on or after December 4, 2006 contemporaneously with the optional redemption by the Corporation of the Junior Subordinated Debt Securities at a redemption price (the "Optional Redemption Price") equal to the Optional Prepayment Price (as defined below). Either of the Maturity Redemption Price or the Optional Redemption Price may be referred to herein as the "Redemption Price". See "Description of the Exchange Securities--Description of Capital Securities--Redemption." Subject to the Corporation having received prior approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve") to do so if then required under applicable capital guidelines or policies of the Federal Reserve, the Junior Subordinated Debt Securities are redeemable at the option of the Corporation at any time on or after December 4, 2006, in whole or in part, at a redemption price (the "Optional Prepayment Price") equal to 103.765% of the principal amount thereof on December 4, 2006, declining ratably on each December 4 thereafter to 100% on or after December 4, 2016, plus accrued but unpaid interest thereon to the date of redemption. See "Description of the Exchange Securities--Description of Junior Subordinated Debt Securities--Optional Redemption".

         The Corporation, as the holder of the outstanding Common Securities, has the right at any time (including, without limitation, upon the occurrence of a Tax Event (as defined herein)) to terminate the Trust and cause a Like Amount (as defined herein) of the Junior Subordinated Debt Securities to be distributed to the holders of the Trust Securities upon liquidation of the Trust, subject to prior approval of the Federal Reserve to do so if then required under applicable capital guidelines or policies of the Federal Reserve. In the event of such a termination of the Trust, after satisfaction of liabilities to creditors of the Trust as required by applicable law, the holders of the Capital Securities generally will be entitled to receive a Liquidation Amount of $1,000 per Capital Security plus accumulated and unpaid Distributions thereon to the date of payment, which payment shall be in the form of a distribution of a Like Amount of Junior Subordinated Debt Securities, subject to certain exceptions. In addition, if the Junior Subordinated Debt Securities are distributed to the holder of the Trust Securities as a result of the occurrence of a Tax Event and such Tax Event continues notwithstanding such Distribution, the Corporation has the right to prepay the Junior Subordinated Debt Securities in whole, but not in part, at the Tax Event Prepayment Price. See "Description of the Exchange Securities--Description of Capital Securities--Liquidation of the Trust and Distribution of Junior Subordinated Debt Securities" and "--Description of Junior Subordinated Debt Securities--Tax Event Prepayment."

         The Exchange Capital Securities will be issued, and Exchange Capital Securities may be transferred, only in blocks having a Liquidation Amount of not less than $100,000 (100 Exchange Capital Securities). Any transfer, sale or other disposition of Exchange Capital Securities in a block having a Liquidation Amount of less than $100,000 shall be deemed to be void and of no legal effect whatsoever. Any such transferee shall be deemed not to be the holder of such Exchange Capital Securities for any purpose, including but not limited to the receipt of Distributions on such Exchange Capital Securities, and such transferee shall be deemed to have no interest whatsoever in such Exchange Capital Securities.

         Based on existing interpretations by the staff of the Securities and Exchange Commission (the "Commission") set forth in several no-action letters to third parties and subject to the two immediately following sentences, the Corporation and the Trust believe that the Exchange Capital Securities, the Exchange Guarantee and, after the distribution thereof to the holders of the Capital Securities, the Exchange Junior Subordinated Debt Securities issued pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act; provided, that, such Exchange Capital Securities are acquired in the ordinary course of such holder's business and such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of the Exchange Capital Securities. However, any holder of Old Capital Securities who is an "affiliate" of the Trust or the Corporation or who intends to participate in the Exchange Offer for the purpose of distributing Exchange Capital Securities, or any broker-dealer who purchased Old Capital Securities from the Trust to resell pursuant to Rule 144A under the Securities Act ("Rule 144A") or any other available exemption under the Securities Act, (a) will not be able to rely on the interpretations of the staff of the Commission set forth in the above-mentioned no-action letters, (b) will not be permitted or entitled to tender such Old Capital Securities in the Exchange Offer and (c) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old Capital Securities unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer holds Old Capital Securities acquired for its own account as a result of market-making or other trading activities and exchanges such Old Capital Securities for Exchange Capital Securities, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such Exchange Capital Securities.

         Each holder of Old Capital Securities who wishes to exchange Old Capital Securities for Exchange Capital Securities in the Exchange Offer will be required to represent that (i) it is not an "affiliate" of the Trust or the Corporation, (ii) any Exchange Capital Securities to be received by it are being acquired in the ordinary course of its business and (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities. Each broker-dealer that receives Exchange Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Old Capital Securities for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Capital Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the staff of the Commission in the no-action letters referred to above, the Corporation and the Trust believe that broker-dealers who acquired Old Capital Securities for their own accounts as a result of market-making activities or other trading activities may fulfill their prospectus delivery requirements with respect to the Exchange Capital Securities received upon exchange of such Old Capital Securities (other than Old Capital Securities which represent an unsold allotment from the original sale of the Old Capital Securities) with the prospectus prepared for the Exchange Offer so long as it contains a description of the plan of distribution with respect to the resale of such Exchange Capital Securities. Accordingly, subject to certain provisions set forth in the Registration Agreement, the Corporation and the Trust have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of such Exchange Capital Securities for a period commencing on the Expiration Date and ending 180 days after the Expiration Date or, if earlier, when all such Exchange Capital Securities have been disposed of by such broker-dealer. See "Plan of Distribution." Any broker-dealer who is an "affiliate" of the Trust or the Corporation may not rely on such no-action letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. See "The Exchange Offer--Resales of Exchange Capital Securities."

         Each broker-dealer who surrenders Old Capital Securities pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal, that, upon receipt of notice from the Corporation or the Trust of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading or of the occurrence of certain other events specified in the Registration Agreement, such broker-dealer will suspend the sale of Exchange Capital Securities (or the Exchange Junior Subordinated Debt Securities, as applicable) pursuant to this Prospectus until the Corporation or the Trust has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such broker-dealer or the Corporation or the Trust has given notice that the sale of the Exchange Capital Securities (or the Exchange Junior Subordinated Debt Securities, as applicable) may be resumed.

         Neither the Corporation nor the Trust has sought its own interpretive letter and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer as it has in such no-action letters to third parties.


         Prior to the Exchange Offer, there has been only a limited secondary market and no public market for the Old Capital Securities. The Exchange Capital Securities will be a new issue of securities for which there currently is no market. Although the Initial Purchaser has informed the Corporation and the Trust that it currently intends to make a market in the Exchange Capital Securities, it is not obligated to do so, and any such market-making may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the Exchange Capital Securities. The Corporation and the Trust do not currently intend to apply for listing of the Exchange Capital Securities on the New York Stock Exchange.

         Any Old Capital Securities not tendered and accepted in the Exchange Offer will remain outstanding and will be entitled to all the same rights and will be subject to the same limitations applicable to the Old Capital Securities under the Declaration (except for those rights which terminate upon consummation of the Exchange Offer). Following consummation of the Exchange Offer, the holders of Old Capital Securities will continue to be subject to all of the existing restrictions upon transfer thereof and neither the Corporation nor the Trust will have any further obligation to such holders (other than under certain limited circumstances) to provide for registration under the Securities Act of the Old Capital Securities held by them. To the extent that Old Capital Securities are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Old Capital Securities could be adversely affected. See "Risk Factors--Consequences of a Failure to Exchange Old Capital Securities."

         THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION. HOLDERS OF OLD CAPITAL SECURITIES ARE URGED TO READ THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CAREFULLY BEFORE DECIDING WHETHER TO TENDER THEIR OLD CAPITAL SECURITIES PURSUANT TO THE EXCHANGE OFFER.


         Old Capital Securities may be tendered for exchange prior to 5:00 p.m., New York City time, on , 1997 (such time on such date being hereinafter called the "Expiration Date"), unless the Exchange Offer is extended by the Corporation and the Trust (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended). Tenders of Old Capital Securities may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. The Exchange Offer is not conditioned upon any minimum Liquidation Amount of Old Capital Securities being tendered for exchange. However, the Exchange Offer is subject to certain events and conditions which may be waived by the Corporation or the Trust and to the terms and provisions of the Registration Agreement. Old Capital Securities may be tendered in whole or in part having a Liquidation Amount of not less than $100,000 (100 Old Capital Securities) or any integral multiple of $1,000 Liquidation Amount (1 Old Capital Security) in excess thereof. The Corporation has agreed to pay all expenses of the Exchange Offer. See "The Exchange Offer--Fees and Expenses." Each Exchange Capital Security will pay cumulative Distributions from the most recent Distribution Date (as defined herein) on the Old Capital Securities surrendered in exchange for such Exchange Capital Securities or, if no Distribution Date has occurred, from December 4, 1996. Holders of the Old Capital Securities whose Old Capital Securities are accepted for exchange will not receive accumulated Distributions on such Old Capital Securities for any period, and will be deemed to have waived the right to receive such Distributions. See "Risk Factors--Consequences of a Failure to Exchange Old Capital Securities." This Prospectus, together with the Letter of Transmittal, is being sent to all
registered holders of Old Capital Securities as of                   , 1997.


         Neither the Corporation nor the Trust will receive any cash proceeds from the issuance of the Exchange Capital Securities offered hereby. No dealer-manager is being used in connection with this Exchange Offer. See "Use of Proceeds From Sale of Old Capital Securities" and "Plan of Distribution."

                                ----------------

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE CORPORATION OR THE TRUST. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO ANY PERSON IN ANY JURISDICTION WHERE SUCH OFFER WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE AFFAIRS OF THE CORPORATION OR THE TRUST SINCE THE DATE HEREOF.

                                TABLE OF CONTENTS



                                                                             Page
                                                                             ----
Incorporation of Certain Documents by Reference ......................         8
Summary ..............................................................        10
Risk Factors .........................................................        17
Ratios of Earnings to Fixed Charges ..................................        23
Use of Proceeds from Sale of Old Capital Securities ..................        23
Capitalization .......................................................        24
Dividend History .....................................................        24
Republic New York Capital II .........................................        25
Republic New York Corporation ........................................        26
The Exchange Offer ...................................................        27
Description of the Exchange Securities ...............................        36
Description of the Old Securities ....................................        61
Relationship Among the Capital Securities, the Junior Subordinated
 Debt Securities and the Guarantee ...................................        63
Certain Federal Income Tax Consequences ..............................        63
Plan of Distribution .................................................        69
Validity of the Exchange Securities ..................................        69
Experts ..............................................................        69

                              AVAILABLE INFORMATION

         The Corporation is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, Suite 1300, New York, New York 10048 and Suite 1400, Citicorp Center, 14th Floor, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can also be obtained at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Such information may also be accessed electronically by means of the Commission's home page on the Internet (http://www.sec.gov.). In addition, such reports, proxy statements and other information concerning the Corporation can be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, on which exchange securities of the Corporation are listed.

         No separate financial statements of the Trust have been included herein. The Corporation and the Trust do not consider that such financial statements would be material to holders of the Capital Securities because the Trust is a newly formed special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than holding as trust assets the Junior Subordinated Debt Securities and issuing the Trust Securities. See "Republic New York Capital II" and "Description of the Exchange Securities." In addition, the Corporation does not expect that the Trust will file reports under the Exchange Act with the Commission.

         This Prospectus constitutes a part of a registration statement on Form S-4 (the "Registration Statement") filed by the Corporation and the Trust with the Commission under the Securities Act. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission, and reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Corporation, the Trust and the Exchange Securities. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents filed by the Corporation with the Commission are incorporated into this Prospectus by reference:

    1. The Corporation's Annual Report on Form 10-K for the years ended December 31, 1995 and 1996;

    2. The Corporation's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996; and

    3. The Corporation's Current Reports on Form 8-K dated March 15, 1996 (as amended by Form 8-K/A on April 22, 1996) and January 27, 1997.

         Each document or report filed by the Corporation pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of any offering of securities made by this Prospectus shall be deemed to be incorporated by reference into this Prospectus and to be a part of this Prospectus from the date of filing of such document. Any statement contained herein, or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         As used herein, the terms "Prospectus" and "herein" mean this Prospectus, including the documents incorporated or deemed to be incorporated herein by reference, as the same may be amended, supplemented or otherwise modified from time to time. Statements contained in this Prospectus as to the contents of any contract or other document referred to herein do not purport to be complete, and where reference is made to the particular provisions of such contract or other document, such provisions are qualified in all respects by reference to all of the provisions of such contract or other document. The Corporation will provide without charge to any person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the foregoing documents incorporated by reference herein (other than exhibits not specifically incorporated by reference into the texts of such documents). Requests for such documents should be directed to:

                          Republic New York Corporation
                                452 Fifth Avenue
                            New York, New York 10018
                            Telephone (212) 525-6100
                       Attention: Office of the Secretary


         THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE UPON REQUEST TO THE ABOVE ADDRESS. IN ORDER TO ENSURE TIMELY DELIVERY OF DOCUMENTS, ANY REQUEST SHOULD BE MADE BY MAY 22, 1997.

                                     SUMMARY

         The following summary is qualified in its entirety by, and is subject to, the more detailed information and financial statements contained elsewhere and incorporated by reference in this Prospectus.

                          REPUBLIC NEW YORK CAPITAL II

         The Trust is a statutory business trust formed under Delaware law pursuant to (i) the Declaration and (ii) the filing of a certificate of trust with the Delaware Secretary of State on November 26, 1996. The Trust's business and affairs are conducted by the Issuer Trustees: Bankers Trust Company, as Property Trustee, Bankers Trust (Delaware), as Delaware Trustee, and two individual Administrative Trustees who are employees or officers of or affiliated with the Corporation. The Trust exists for the exclusive purposes of
(i) issuing and selling the Trust Securities and effecting the Exchange Offer for the Exchange Capital Securities, (ii) using the proceeds from the sale of the Old Capital Securities and the Common Securities to acquire the Old Junior Subordinated Debt Securities, (iii) exchanging the Old Junior Subordinated Debt Securities for the Exchange Subordinated Debt Securities in the Exchange Offer and (iv) engaging in only those other activities necessary, advisable or incidental thereto. Accordingly, the Exchange Junior Subordinated Debt Securities will be the sole assets of the Trust, and payments under the Exchange Junior Subordinated Debt Securities and the expense provisions under the Indenture will be the sole revenues of the Trust. All of the Common Securities are and will be owned directly or indirectly by the Corporation.

                          REPUBLIC NEW YORK CORPORATION

         Republic New York Corporation is a bank holding company incorporated under the laws of Maryland in 1973 and registered with the Federal Reserve pursuant to the United States Bank Holding Company Act of 1956, as amended. The Corporation's principal asset is the capital stock of Republic National Bank of New York (the "Bank"). Management expects that the Bank will remain the Corporation's principal asset and source of revenue and net income for the foreseeable future. Based on total assets at September 30, 1996, the Corporation was the seventeenth largest bank holding company in the United States.

         The principal executive offices of the Corporation are located at 452 Fifth Avenue, New York, New York 10018 (telephone: 212-525-6100).

         Mr. Edmond J. Safra is a principal stockholder of the Corporation, owning approximately 27.7% of the Corporation's outstanding common stock through his ownership of all the outstanding shares of Saban S.A., which owns directly or indirectly 15,229,036 shares of the Corporation's common stock, and of another corporation which owns 29,776 shares of the Corporation's common stock. Mr. Safra, through Saban S.A. and a subsidiary thereof, has approval of the Federal Reserve, through April 28, 1997, to acquire up to 1,730,400 additional shares of common stock of the Corporation in the open market and through privately negotiated transactions, which, if all such shares of common stock were acquired, would result in his ownership of approximately 30.9% of the Corporation's outstanding common stock.

         The Corporation is a legal entity separate and distinct from the Bank and its other subsidiaries and affiliates. Because the Corporation is a holding company, its rights and the rights of its creditors and stockholders, including the holders of the Junior Subordinated Debt Securities and the Guarantee, to participate in the assets of any subsidiary upon the latter's liquidation or recapitalization will be subject to the prior claims of such subsidiary's creditors, except to the extent that the Corporation may itself be a creditor with recognized claims against such subsidiary, in which case it will share in such assets with other creditors.

         There are various legal limitations on the extent to which the Corporation's bank subsidiaries may extend credit, pay dividends or otherwise supply funds to the Corporation. The approval of the Office of the Comptroller of the Currency is required if total dividends declared by a national bank in any calendar year exceed net profits for that year combined with its retained net profits for the preceding two years. In addition, dividends for such a bank may not be paid in excess of such bank's undivided profits. In determining whether and to what extent to pay dividends, each bank subsidiary must also consider the effect of dividend payments on applicable risk-based capital and leverage ratio requirements, as well as policy statements of the federal regulatory agencies that indicate that banking organizations should generally pay dividends out of current operating earnings.

         The Corporation also derives dividends from its non-bank subsidiaries. These subsidiaries are not subject to regulatory restrictions on their payment of dividends to the Corporation. In addition, there are numerous governmental requirements and regulations that affect the activities of the Corporation and its bank and non-bank subsidiaries.

         Under long-standing policy of the Federal Reserve, a bank holding company is expected to act as a source of financial strength for its subsidiary banks and to commit resources to support such banks. As a result of that policy, the Corporation may be required to commit resources to its subsidiary banks in circumstances where it might not otherwise do so.


                               THE EXCHANGE OFFER

The Exchange Offer............  Up to $200,000,000 aggregate Liquidation Amount of Exchange Capital Securities are being offered in exchange for a like aggregate Liquidation Amount of Old Capital Securities. Old Capital Securities may be tendered for exchange in whole or in part in a Liquidation Amount of $100,000 (100 Old Capital Securities) or any integral multiple of $1,000 in excess thereof. The Corporation and the Trust are making the Exchange Offer in order to satisfy their obligations under the Registration Agreement relating to the Old Capital Securities. For a description of the procedures for tendering Old Capital Securities, see "The Exchange Offer-Procedures for Tendering Old Capital Securities."

Expiration Date...............  5:00 p.m., New York City time, on ____________,
                                1997 unless the Exchange Offer is extended by the Corporation and the Trust, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended. See "The Exchange Offer--Expiration Date; Extensions; Amendments."
Conditions to the
 Exchange Offer...............  The Exchange Offer is subject to certain conditions, which may be waived by the
                                Corporation and the Trust in their sole
                                discretion. The Exchange Offer is not
                                conditioned upon any minimum Liquidation Amount of Old Capital Securities being tendered. See "The Exchange Offer--Conditions to the Exchange Offer."

                                The Corporation and the Trust reserve the right in their sole and absolute discretion, subject to applicable law, at any time and from time to time, (i) to delay the acceptance of the Old Capital Securities for exchange, (ii) to terminate the Exchange Offer if certain specified conditions have not been satisfied,
                                (iii) to extend the Expiration Date of the Exchange Offer and retain all Old Capital Securities tendered pursuant to the Exchange Offer, subject, however, to the right of holders of Old Capital Securities to withdraw their tendered Old Capital Securities, or (iv) to waive any condition or otherwise amend the terms of the Exchange Offer in any respect. See "The Exchange Offer--Expiration Date; Extensions; Amendments."


Withdrawal Rights.............  Tenders of Old Capital Securities may be
                                withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date by delivering a written notice of such withdrawal to the Exchange Agent in conformity with certain procedures set forth below under "The Exchange Offer--Withdrawal Rights."


Procedures for Tendering Old
 Capital Securities...........  Tendering holders of Old Capital Securities must complete and sign a Letter of Transmittal in accordance with the instructions contained therein and forward the same by mail, facsimile or hand delivery, together with any other required documents, to the Exchange Agent, either with the Old Capital Securities to be tendered or in compliance with the specified procedures for guaranteed delivery of such Old Capital Securities. Certain brokers, dealers, commercial banks, trust companies and other nominees may also effect tenders by book-entry transfer. Holders of Old Capital Securities registered in the name of a broker, dealer, commercial bank, trust company or other nominee are urged to contact such person promptly if they wish to tender Old Capital Securities pursuant to the Exchange Offer. See "The Exchange Offer--Procedures for Tendering Old Capital Securities."

                                Letters of Transmittal and certificates
                                representing Old Capital Securities should not be sent to the Corporation or the Trust. Such documents should only be sent to the Exchange Agent. Questions regarding how to tender and requests for information should be directed to the Exchange Agent. See "The Exchange Offer--Exchange Agent."

Resales of Exchange Capital
 Securities...................  Based on existing interpretations by the staff of the Commission and subject to the two immediately following sentences, the Corporation and the Trust believe that the Exchange Capital Securities, the Exchange Guarantee and, after the distribution thereof to the holders of the Capital Securities, the Exchange Junior Subordinated Debt Securities issued pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act; provided, that, such Exchange Capital Securities are acquired in the ordinary course of such holder's business and such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of the Exchange Capital Securities. However, any holder of Old Capital Securities who is an "affiliate" of the Trust or the Corporation or who intends to participate in the Exchange Offer for the purpose of distributing the Exchange Capital Securities, or any broker-dealer who purchased the Old Capital Securities from the Trust to resell pursuant to Rule 144A or any other available exemption under the Securities Act,
                                (a) will not be able to rely on the
                                interpretations of the staff of the Commission set forth in the above-mentioned no-action letters, (b) will not be permitted or entitled to tender such Old Capital Securities in the Exchange Offer and (c) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old Capital Securities unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer holds Old Capital Securities acquired for its own account as a result of market-making or other trading activities and exchanges such Old Capital Securities for Exchange Capital Securities, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such Exchange Capital Securities.

                                Each holder of Old Capital Securities who wishes to exchange Old Capital Securities for Exchange Capital Securities in the Exchange Offer will be required to represent that (i) it is not an "affiliate" of the Trust or the Corporation,
                                (ii) any Exchange Capital Securities to be received by it are being acquired in the ordinary course of its business and (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities. Each broker-dealer that receives Exchange Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Old Capital Securities for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Capital Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the staff of the Commission in the no-action letters referred to above, the Corporation and the Trust believe that broker-dealers who acquired Old Capital Securities for their own accounts as a result of market-making activities or other trading activities may fulfill their prospectus delivery requirements with respect to the Exchange Capital Securities received upon exchange of such Old Capital Securities (other than Old Capital Securities which represent an unsold allotment from the original sale of the Old Capital Securities) with the prospectus prepared for the Exchange Offer so long as it contains a description of the plan of distribution with respect to the resale of such Exchange Capital Securities. Accordingly, subject to certain provisions set forth in the Registration Agreement and to the limitations described below under "The Exchange Offer--Resales of Exchange Capital Securities", the Corporation and the Trust have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of such Exchange Capital Securities for a period commencing on the Expiration Date and ending 180 days after the Expiration Date or, if earlier, when all such Exchange Capital Securities have been disposed of by such broker-dealer. See "Plan of Distribution." Any broker-dealer who is an "affiliate" of the Corporation or the Trust may not rely on such no-action letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. See "The Exchange Offer--Resales of Exchange Capital Securities."

                                Neither the Corporation nor the Trust has sought its own interpretive letter and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer as it has in such no-action letters to third parties.

Exchange Agent................  The exchange agent with respect to the Exchange
                                Offer is Bankers Trust Company (the "Exchange Agent"). The addresses, and telephone and facsimile numbers, of the Exchange Agent are set forth in "The Exchange Offer--Exchange Agent" and in the Letter of Transmittal.

Use of Proceeds...............  Neither the Corporation nor the Trust will receive any cash proceeds from the issuance of the Exchange Capital Securities offered hereby. See "Use of Proceeds From Sale of Old Capital Securities".

Certain Federal Income Tax
  Consequences................  Holders of Old Capital Securities should review the information set forth under "Certain Federal Income Tax Consequences" prior to tendering Old Capital Securities in the Exchange Offer.


                         THE EXCHANGE CAPITAL SECURITIES

Securities Offered............  Up to $200,000,000 aggregate Liquidation Amount of the Trust's 7.53% Capital Securities which have been registered under the Securities Act (Liquidation Amount $1,000 per Capital Security). The Exchange Capital Securities will be issued and the Old Capital Securities were issued under the Declaration. The Exchange Capital Securities and any Old Capital Securities which remain outstanding after consummation of the Exchange Offer will constitute a single series of Capital Securities under the Declaration and, accordingly, will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Declaration. See "Description of the Exchange Securities--Description of Capital Securities--General." The terms of the Exchange Capital Securities are identical in all material respects to the terms of the Old Capital Securities, except that the Exchange Capital Securities have been registered under the Securities Act and therefore are not subject to certain restrictions on transfer applicable to the Old Capital Securities and will not provide for any increase in the Distribution rate thereon. See "The Exchange Offer--Purpose and Effect of the Exchange Offer," "Description of the Exchange Securities" and "Description of the Old Securities."

Distribution Dates............  June 4 and December 4 of each year, commencing on the first such date following the original issuance of the Exchange Capital Securities.

Extension Periods.............  Distributions on the Exchange Capital Securities
                                will be deferred for the duration of any Extension Period elected by the Corporation with respect to the payment of interest on the Junior Subordinated Debt Securities. No Extension Period will exceed 10 consecutive semi-annual periods or extend beyond the Stated Maturity. See "Description of the Exchange Securities--Description of Junior Subordinated Debt Securities--Option to Extend Interest Payment Period" and "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount."

Ranking.......................  The Exchange Capital Securities will rank pari passu, and payments thereon will be made pro rata, with the Old Capital Securities and the Common Securities except as described under "Description of the Exchange
                                Securities--Description of Capital
                                Securities--Subordination of Common Securities." The Exchange Junior Subordinated Debt Securities will rank pari passu with the Old Junior Subordinated Debt Securities and all other junior subordinated debt securities issued by the Corporation pursuant to the Indenture with substantially similar subordination terms ("Other Debentures") and which have been or will be issued and sold to other trusts established by the Corporation, in each case similar to the Trust ("Other Trusts"), and are unsecured and subordinate and junior in right of payment to the extent and in the manner set forth in the Indenture to all Senior Debt of the Corporation. See "Description of the Exchange Securities--Description of Junior Subordinated Debt Securities." The Exchange Guarantee will rank pari passu with all other guarantees issued by the Corporation with respect to capital securities issued by Other Trusts ("Other Guarantees") and will constitute an unsecured obligation of the Corporation and will rank subordinate and junior in right of payment to the extent and in the manner set forth in the Guarantee

                                Agreement to all Senior Debt of the Corporation. See "Description of the Exchange
                                Securities--Description of Guarantee."

Redemption....................  The Trust Securities are subject to mandatory redemption (i) in whole (but not in part) upon the repayment in full at the Stated Maturity of the Junior Subordinated Debt Securities and (ii) in whole or in part at any time on or after December 4, 2006 contemporaneously with any optional redemption by the Corporation of the Junior Subordinated Debt Securities, in each case at the applicable Redemption Price. See "Description of the Exchange
                                Securities--Description of Capital
                                Securities--Redemption."


Rating........................  The Exchange Capital Securities are expected to retain the "A+" rating issued by Standard &
                                Poor's Ratings Services and the "a1" rating issued by Moody's Investors Services, Inc. in respect of the Old Capital Securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.



Absence of Market for the
 Exchange Capital Securities..  The Exchange Capital Securities will be a new issue of securities for which there currently is no market. Although Deutsche Morgan Grenfell Inc., the initial purchaser of the Old Capital Securities (the "Initial Purchaser"), has informed the Corporation and the Trust that it currently intends to make a market in the Exchange Capital Securities, it is not obligated to do so, and any such market making may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the Exchange Capital Securities. The Trust and the Corporation do not currently intend to apply for listing of the Exchange Capital Securities on the New York Stock Exchange.


         For further information regarding the Exchange Securities, see "Description of the Exchange Securities" and "Certain Federal Income Tax Consequences."

         Holders tendering Old Capital Securities in the Exchange Offer should carefully consider the matters set forth under "Risk Factors."

                                  RISK FACTORS

         In addition to the other information in this Prospectus, the following factors should be considered carefully in evaluating the Exchange Capital Securities before deciding whether to accept the Exchange Offer.

RANKING OF OBLIGATIONS UNDER THE GUARANTEE AND THE JUNIOR SUBORDINATED DEBT SECURITIES

         The obligations of the Corporation under the Guarantee and pursuant to the Junior Subordinated Debt Securities are unsecured and rank subordinate and junior in right of payment to all Senior Debt (which, as defined, includes all outstanding subordinated debt of the Corporation) of the Corporation. At December 31, 1996, the aggregate outstanding Senior Debt of the Corporation was approximately $1.0 billion. Because the Corporation is a bank holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary, including the Bank, upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the Capital Securities to benefit indirectly from such distribution), is subject to the prior claims of creditors of such subsidiary, except to the extent that the Corporation may itself be recognized as a creditor of such subsidiary. Accordingly, the Junior Subordinated Debt Securities and the Guarantee will be effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries, and holders of Junior Subordinated Debt Securities and beneficiaries of the Guarantee should look only to the assets of the Corporation for payments thereon. See "Republic New York Corporation." None of the Indenture, the Guarantee or the Declaration places any limitation on the amount of secured or unsecured debt, including Senior Debt, that may be incurred by the Corporation. See "Description of the Exchange Securities--Description of Junior Subordinated Debt Securities--Subordination" and "--Description of Guarantee--Status of the Guarantee."

         The ability of the Trust to pay amounts due on the Capital Securities is solely dependent upon the Corporation making payments on the Junior Subordinated Debt Securities as and when required.

OPTION TO EXTEND INTEREST PAYMENT PERIOD; TAX CONSEQUENCES

         So long as no Debenture Event of Default (as defined herein) has occurred and is continuing, the Corporation has the right under the Indenture to defer the payment of interest on the Junior Subordinated Debt Securities at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period; provided, however, that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debt Securities. As a consequence of any such deferral, semi-annual Distributions on the Capital Securities by the Trust will also be deferred (and the amount of Distributions to which holders of the Capital Securities are entitled will accumulate additional Distributions thereon at the rate of 7.53% per annum, compounded semi-annually) from the relevant payment date for such Distributions during any such Extension Period. During any Extension Period, the Corporation may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Corporation's capital stock (which includes common and preferred stock),
(ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation (including Other Debentures) that rank pari passu in all respects with or junior in interest to the Junior Subordinated Debt Securities or (iii) make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation (including Other Guarantees) if such guarantee ranks pari passu in all respects with or junior in interest to the Junior Subordinated Debt Securities (other than (a) dividends or distributions in common stock of the Corporation, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, (d) purchases or acquisitions of shares of the Corporation's common stock in connection with the satisfaction by the Corporation of its obligations under any employee benefit plan or any other contractual obligation of the Corporation (other than a contractual obligation ranking pari passu in all respects with or junior to the Junior Subordinated Debt Securities), (e) as a result of a reclassification of the Corporation's capital stock or the exchange or conversion of one class or series of the Corporation's capital stock for another class or series of the Corporation's capital stock or (f) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged). Prior to the termination of any Extension Period, the Corporation may further extend such Extension Period; provided that such extension does not cause such Extension Period to exceed 10 consecutive semi-annual periods or to extend beyond the Stated Maturity. Upon the termination of any Extension Period and the payment of all interest then accrued and unpaid on the Junior Subordinated Debt Securities (together with interest thereon at the annual rate of 7.53%, compounded semi-annually, to the extent permitted by applicable law), the Corporation may elect to begin a new Extension Period, subject to the above requirements. There is no limitation on the number of times that the Corporation may elect to begin an Extension Period. See "Description of the Exchange Securities--Description of Capital Securities--Distributions" and "--Description of Junior Subordinated Debt Securities--Option to Extend Interest Payment Period."

         Because the Corporation believes that the likelihood of its exercising its option to defer payments of interest is remote, the Junior Subordinated Debt Securities will be treated under Treasury regulations as issued without "original issue discount" ("OID") for United States Federal income tax purposes. As a result, holders of Capital Securities generally will include their allocable share of the interest on the Junior Subordinated Debt Securities in taxable income under their own methods of tax accounting (i.e., cash or accrual). Under the Treasury regulations, however, if the Corporation exercises its right to defer payments of interest, the Junior Subordinated Debt Securities will become original issue discount instruments and holders of Junior Subordinated Debt Securities and, consequently, holders of Capital Securities will be required to include their pro rata share of original issue discount in gross income as it accrues for United States Federal income tax purposes in advance of the receipt of cash attributable to such interest income. See "Certain United States Federal Income Tax Consequences--Interest Income and Original Issue Discount" and "--Sales or Redemption of Capital Securities."

         Should the Corporation elect to exercise its right to defer payments of interest on the Junior Subordinated Debt Securities in the future, the market price of the Capital Securities is likely to be affected. A holder that disposes of its Capital Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Capital Securities. In addition, as a result of the existence of the Corporation's right to defer interest payments on the Junior Subordinated Debt Securities, the market price of the Capital Securities (which represent beneficial ownership interests in the Trust holding the Junior Subordinated Debt Securities as its sole assets) may be more volatile than the market prices of other securities on which original issue discount accrues that are not subject to such deferrals.

TAX EVENT REDEMPTION; POSSIBLE TAX LAW CHANGES AFFECTING THE CAPITAL SECURITIES

         Upon the occurrence and continuation of a Tax Event, the Corporation has the right to terminate the Trust and distribute a Like Amount of the Junior Subordinated Debt Securities to the holders of the Trust Securities in liquidation of the Trust within 90 days following the occurrence of such Tax Event and, if a Tax Event continues notwithstanding the taking of such actions, to redeem the Junior Subordinated Debt Securities in whole (but not in part) at the Tax Event Prepayment Price (as defined herein). The exercise of such right is subject to the Corporation having received prior approval of the Federal Reserve to do so if then required under applicable capital guidelines or policies of the Federal Reserve. See "Description of the Exchange Securities--Description of Junior Subordinated Debt Securities--Tax Event Prepayment" and "--Description of Capital Securities--Liquidation of the Trust and Distribution of Junior Subordinated Debt Securities."

         A "Tax Event" means the receipt by the Corporation of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced proposed change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which proposed change, pronouncement or decision is announced on or after the date on which the Old Junior Subordinated Debt Securities were issued, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date of such opinion, subject to United States Federal income tax with respect to income received or accrued on the Junior Subordinated Debt Securities, (ii) interest payable by the Corporation on the Junior Subordinated Debt Securities is not, or within 90 days of the date of such opinion will not be, deductible by the Corporation, in whole or in part, for United States Federal income tax purposes, or (iii) the Trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.


         On March 19, 1996, during the 104th Congress, the Revenue Reconciliation Bill of 1996 (the "Bill") was introduced. The Bill would have, among other things, generally denied interest deductions for interest on an instrument issued by a corporation that has a maximum term of more than 20 years and that is not shown as indebtedness on the separate balance sheet of the issuer or, when the instrument is issued to a related party (other than a corporation), when the holder or some other related party issues a related instrument that is not shown as indebtedness on the issuer's consolidated balance sheet. The above-described provision of the Bill was proposed to be effective generally for instruments issued on or after December 7, 1995. If this provision were to apply to the Junior Subordinated Debt Securities, the Corporation would be unable to deduct interest on the Junior Subordinated Debt Securities. However, on March 29, 1996, the Chairmen of the Senate Finance and House Ways and Means Committees issued a joint statement (the "Joint Statement") to the effect that it was their intention that the effective date of the Bill, if enacted, would be no earlier than the date of appropriate Congressional action. In addition, subsequent to the publication of the Joint Statement, Senator Daniel Patrick Moynihan and Representatives Sam M. Gibbons and Charles
B. Rangel wrote letters to Treasury Department officials concurring with the views expressed in the Joint Statement (the "Letters"). If the principles contained in the Joint Statement and the Letters were followed, any proposed legislation in this area that is subsequently enacted would not adversely affect the ability of the Corporation to deduct interest on the Junior Subordinated Debt Securities. The 104th Congress adjourned without enacting the Bill. Legislation was subsequently proposed, however, by the United States Department of the Treasury on February 6, 1997, as part of President Clinton's Fiscal 1998 Budget Proposal (the "Proposed Legislation"). The Proposed Legislation contained a provision (similar to the provision of the Bill described above) which generally would deny the interest deduction for interest paid or accrued on an instrument issued by a corporation that (i) has a maximum term of more than 15 years and (ii) is not shown as indebtedness on the separate balance sheet of the issuer or, where the instrument is issued to a related party (other than a corporation), where the holder or some other related party issues a related instrument that is not shown as indebtedness on the issuer's consolidated balance sheet. This provision is proposed to be effective generally for instruments issued on or after the date of the first Congressional committee action on the Proposed Legislation. If this provision were to apply to the Junior Subordinated Debt Securities, the Corporation would not be able to deduct the interest on the Junior Subordinated Debt Securities. As of April 28, 1997, no Congressional committee action has been taken on the Proposed Legislation. There can be no assurance that Proposed Legislation or future legislative proposals or final legislation will not affect the ability of the Corporation to deduct interest on the Junior Subordinated Debt Securities. Such a change could give rise to a Tax Event, which would permit the Corporation to terminate the Trust and distribute the Junior Subordinated Debt Securities to the holders of the Trust Securities upon liquidation of the Trust (and, if a Tax Event continued to exist notwithstanding the taking of such actions, to prepay the Junior Subordinated Debt Securities), as described more fully under "Description of the Exchange Securities--Description of Capital Securities--Liquidation of the Trust and Distribution of Junior Subordinated Debt Securities" and "--Description of Junior Subordinated Debt Securities--Tax Event Prepayment."


LIQUIDATION DISTRIBUTION OF JUNIOR SUBORDINATED DEBT SECURITIES

         Upon liquidation of the Trust and certain other events, the Junior Subordinated Debt Securities may be distributed to holders of the Capital Securities. Under current United States Federal income tax law and interpretations thereof and assuming, as expected, that the Trust is treated as a grantor trust for United States Federal income tax purposes, a distribution by the Trust of the Junior Subordinated Debt Securities pursuant to a liquidation of the Trust will not be a taxable event to the Trust or to holders of the Capital Securities and will result in a holder of the Capital Securities receiving directly such holder's pro rata share of the Junior Subordinated Debt Securities (previously held indirectly through the Trust). If, however, the liquidation of the Trust were to occur because the Trust is subject to United States Federal income tax with respect to income accrued or received on the Junior Subordinated Debt Securities as a result of the occurrence of a Tax Event or otherwise, the distribution of Junior Subordinated Debt Securities to holders of the Capital Securities by the Trust could be a taxable event to the Trust and each holder, and holders of the Capital Securities may be required to recognize gain or loss as if they had exchanged their Capital Securities for the Junior Subordinated Debt Securities they received upon the liquidation of the Trust. See "Certain Federal Income Tax Consequences--Distribution of Junior Subordinated Debt Securities to Holders of Capital Securities."

MARKET PRICES

         There can be no assurance as to the market prices for the Capital Securities or the Junior Subordinated Debt Securities that may be distributed in exchange for the Capital Securities if a liquidation of the Trust occurs. Accordingly, the Capital Securities that an investor may hold, or the Junior Subordinated Debt Securities that a holder of Capital Securities may receive upon liquidation of the Trust, may trade at a discount to the price that the investor paid to purchase the Capital Securities. See "Description of the Exchange Securities--Description of Capital Securities--Liquidation of the Trust and Distribution of Junior Subordinated Debt Securities" and "--Description of Junior Subordinated Debt Securities--General."

RIGHTS UNDER THE GUARANTEE

         The Guarantee guarantees to the holders of the Trust Securities the following payments, to the extent not paid by the Trust: (i) any accumulated and unpaid Distributions required to be paid on the Trust Securities, to the extent that the Trust has funds on hand available therefor at such time, (ii) the applicable Redemption Price with respect to any Trust Securities called for redemption, to the extent that the Trust has funds on hand available therefor at such time, and (iii) upon a voluntary or involuntary dissolution, winding-up or liquidation of the Trust (unless the Junior Subordinated Debt Securities are distributed to holders of the Trust Securities), the lesser of (a) the aggregate of the Liquidation Amount and all accumulated and unpaid Distributions to the date of payment, to the extent that the Trust has funds on hand available therefor at such time, and (b) the amount of assets of the Trust remaining available for distribution to holders of the Trust Securities after the satisfaction of liabilities to creditors of the Trust as provided by applicable law.

         The holders of not less than a majority in aggregate Liquidation Amount of the Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee (as defined herein) in respect of the Guarantee or to direct the exercise of any trust power conferred upon the Guarantee Trustee under the Guarantee. Any holder of the Capital Securities may institute a legal proceeding directly against the Corporation to enforce its rights under the Guarantee without first instituting a legal proceeding against the Trust or any other person or entity. If the Corporation were to default on its obligation to pay amounts payable under the Junior Subordinated Debt Securities, the Trust would lack funds for the payment of Distributions or amounts payable on redemption of the Capital Securities or otherwise, and, in such event, holders of the Capital Securities would not be able to rely upon the Guarantee for payment of such amounts. Instead, in the event a Debenture Event of Default shall have occurred and be continuing and such event is attributable to the failure of the Corporation to pay principal of or interest on the Junior

Subordinated Debt Securities on the applicable payment date, a holder of Capital Securities may institute a Direct Action. Notwithstanding any payments made to a holder of Capital Securities by the Corporation in connection with a Direct Action, the Corporation shall remain obligated to pay the principal of and interest on the Junior Subordinated Debt Securities, and the Corporation shall be subrogated to the rights of the holder of such Capital Securities with respect to payments on the Capital Securities to the extent of any payments made by the Corporation to such holder in any Direct Action. Except as described herein, holders of Capital Securities will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debt Securities or assert directly any other rights in respect of the Junior Subordinated Debt Securities. See "Description of the Exchange Securities--Description of Junior Subordinated Debt Securities--Enforcement of Certain Rights by Holders of Capital Securities," "--Description of Junior Subordinated Debt Securities--Debenture Events of Default" and "--Description of Guarantee." The Declaration provides that each holder of Trust Securities by acceptance thereof agrees to the provisions of the Guarantee and the Indenture. Bankers Trust Company acts as Guarantee Trustee under the Guarantee and holds the Guarantee for the benefit of the holders of the Trust Securities. Bankers Trust Company also acts as Property Trustee under the Declaration and Debenture Trustee under the Indenture.

LIMITED VOTING RIGHTS

         Holders of the Capital Securities will generally have limited voting rights relating only to the modification of the Capital Securities, the dissolution, winding-up or liquidation of the Trust, and the exercise of the Trust's rights as holder of Junior Subordinated Debt Securities. The right to vote to appoint, remove or replace the Property Trustee or the Delaware Trustee is vested exclusively in the holder of the Common Securities except upon the occurrence of certain events described herein. The Property Trustee, the Administrative Trustees and the Corporation may amend the Declaration without the consent of holders of the Capital Securities to ensure that the Trust will be classified for United States Federal income tax purposes as a grantor trust even if such action adversely affects the interests of such holders. See "Description of the Exchange Securities--Description of Capital Securities--Removal of Issuer Trustees" and "--Voting Rights; Amendment of the Declaration."

CONSEQUENCES OF A FAILURE TO EXCHANGE OLD CAPITAL SECURITIES

         The Old Capital Securities have not been registered under the Securities Act or any state securities laws and therefore may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws, or pursuant to an exemption therefrom or in a transaction not subject thereto, and in each case in compliance with certain other conditions and restrictions. Old Capital Securities which remain outstanding after consummation of the Exchange Offer will continue to bear a legend reflecting such restrictions on transfer. In addition, upon consummation of the Exchange Offer, holders of Old Capital Securities which remain outstanding will not be entitled to any rights to have such Old Capital Securities registered under the Securities Act or to any similar rights under the Registration Agreement (subject to certain limited exceptions). The Corporation and the Trust do not intend to register under the Securities Act any Old Capital Securities which remain outstanding after consummation of the Exchange Offer (subject to such limited exceptions, if applicable).

         The Registration Agreement provides, under certain circumstances, for additional interest to become payable in respect of the Old Junior Subordinated Debt Securities as liquidated damages, and for corresponding additional Distributions to become payable in respect of the Old Capital Securities. Following consummation of the Exchange Offer, the Old Capital Securities will not be entitled to any increase in the Distribution rate thereon.

         To the extent that Old Capital Securities are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Old Capital Securities could be adversely affected. In addition, any trading market for Old Capital Securities which remain outstanding after the Exchange Offer could be adversely affected.

         The Exchange Capital Securities and any Old Capital Securities which remain outstanding after consummation of the Exchange Offer will constitute a single series of Capital Securities under the

Declaration and, accordingly, will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Declaration. See "Description of the Exchange
Securities--Description of Capital Securities--General."

ABSENCE OF PUBLIC MARKET

         The Old Capital Securities were issued to, and the Corporation believes are currently owned by, a relatively small number of beneficial owners. The Old Capital Securities have not been registered under the Securities Act and will be subject to restrictions on transferability to the extent that they are not exchanged for the Exchange Capital Securities. Although the Exchange Capital Securities will generally be permitted to be resold or otherwise transferred by the holders thereof without compliance with the registration requirements under the Securities Act, they will constitute a new issue of securities with no established trading market. Capital Securities may be transferred by the holders thereof only in blocks having a Liquidation Amount of not less than $100,000 (100 Capital Securities). The Corporation and the Trust have been advised by the Initial Purchaser that the Initial Purchaser presently intends to make a market in the Exchange Capital Securities and the Old Capital Securities. However, the Initial Purchaser is not obligated to do so and any market-making activity with respect to the Exchange Capital Securities or the Old Capital Securities may be discontinued at any time without notice. In addition, such market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act. Accordingly, no assurance can be given that an active public or other market will develop for the Exchange Capital Securities or the Old Capital Securities or as to the liquidity of or the trading market for the Exchange Capital Securities or the Old Capital Securities. If an active public market does not exist for the Exchange Capital Securities or the Old Capital Securities, as the case may be, the market price and liquidity of such Capital Securities may be adversely affected.

         Future trading prices of the Capital Securities will depend on many factors, including, among other things, prevailing interest rates, results of operations of the Corporation and the market for similar securities. Under certain circumstances, the Capital Securities may trade at a discount.

         Notwithstanding the registration of the Exchange Capital Securities in the Exchange Offer, holders who are "affiliates" (as defined under Rule 405 of the Securities Act) of the Corporation or the Trust may publicly offer for sale or resell the Exchange Securities only in compliance with the provisions of Rule 144 under the Securities Act.

         Each broker-dealer that receives Exchange Capital Securities for its own account in exchange for Old Capital Securities, where such Old Capital Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Capital Securities. See "Plan of Distribution."

EXCHANGE OFFER PROCEDURES

         Issuance of Exchange Capital Securities in exchange for Old Capital Securities pursuant to the Exchange Offer will be made only after timely receipt by the Trust of such Old Capital Securities, a properly completed and duly executed Letter of Transmittal and all other required documents. Therefore, holders of Old Capital Securities desiring to tender such Old Capital Securities in exchange for Exchange Capital Securities should allow sufficient time to ensure timely delivery. The Trust is under no duty to give notification of defects or irregularities with respect to the tenders of Old Capital Securities for exchange.

RATIOS OF EARNINGS TO FIXED CHARGES

         The following table sets forth the ratios of earnings to fixed charges of the Corporation for the respective periods indicated.

Consolidated Ratios of Earnings to Fixed Charges


                                               Years Ended December 31,
                                          --------------------------------
                                          1992   1993   1994   1995   1996
                                          ----   ----   ----   ----   ----
Excluding Interest on Deposits            1.66   1.94   1.96   1.79   1.98

Including Interest on Deposits            1.26   1.39   1.37   1.24   1.31

         For the purpose of computing the consolidated ratios of earnings to fixed charges, earnings represent consolidated income before income taxes plus fixed charges. Fixed charges excluding interest on deposits consist of interest on long-term debt and short-term borrowings and one-third of rental expense (which is deemed representative of the interest factor). Fixed charges including interest on deposits consist of the foregoing items plus interest on deposits.

USE OF PROCEEDS FROM SALE OF OLD CAPITAL SECURITIES

         Neither the Corporation nor the Trust will receive any cash proceeds from the issuance of the Exchange Capital Securities offered hereby. In consideration for issuing the Exchange Capital Securities in exchange for Old Capital Securities as described in this Prospectus, the Trust will receive Old Capital Securities in like Liquidation Amount. The Old Capital Securities surrendered in exchange for the Exchange Capital Securities will be retired and canceled.

         The net proceeds to the Trust from the offering of the Old Capital Securities was $200,000,000 (before deducting expenses associated with the offering). All of the proceeds from the sale of the Old Capital Securities were invested by the Trust in the Old Junior Subordinated Debt Securities. The Corporation has applied the net proceeds from the sale of the Old Junior Subordinated Debt Securities to its general funds to be used by its management for general corporate purposes, including, from time to time, the redemption or the purchase, in the open market or in privately negotiated transactions, of outstanding indebtedness or preferred stock of the Corporation and the making of advances to its subsidiaries, principally the Bank. Pending such application, the net proceeds may be used to make short-term investments or reduce short-term borrowings.

         Management anticipates that the Corporation may, from time to time, engage in additional equity or debt financings.

                                 CAPITALIZATION

          The following table sets forth the consolidated capitalization of the Corporation and its subsidiaries as of December 31, 1996 and as adjusted to give effect to certain transactions to be effective subsequent to such date. The following data should be read in conjunction with the consolidated financial statements and notes thereto of the Corporation and its subsidiaries incorporated herein by reference. See "Incorporation of Certain Documents by Reference."



                                                                        December 31, 1996
                                                                        -----------------
                                                                     Actual       As Adjusted
                                                                     ------       -----------
                                                                         (in millions)
                                                                          (unaudited)
Deposits                                                             $31,726        $31,726
Short-term borrowings                                                  5,447          5,447
Total long-term debt                                                   3,899          3,899
                                                                     -------        -------
         Total debt                                                   41,072         41,072

Company-obligated manditorily redeemable preferred securities            350            350
  of subsidiary trusts(1)

STOCKHOLDERS' EQUITY:
Preferred stock(2)                                                       556            400
Common stock--$5.00 par value--150,000,000 shares authorized,
  55,009,549 shares outstanding                                          275            275
Surplus                                                                  502            502
Retained earnings                                                      1,919          1,919
Net unrealized appreciation on securities available for sale,
  net of taxes                                                            55             55
                                                                     -------        -------
         Total stockholders' equity                                    3,307          3,151
                                                                     -------        -------
           TOTAL CAPITALIZATION                                      $44,729        $44,573
                                                                     =======        =======

  (1) The company-obligated manditorily redeemable preferred securities of subsidiary trusts consist of the Old Capital Securities and capital securities issued by a subsidiary trust other than the Trust. The Trust is a wholly-owned subsidiary of the Corporation and holds the Junior Subordinated Debt Securities as its sole assets; the other subsidiary trust which issued company-obligated manditorily redeemable capital securities is also a wholly-owned subsidiary of the Corporation and also holds junior subordinated debt securities as its sole assets.

  (2) The Corporation intends to redeem preferred stock outstanding in an aggregate amount of $155.8 million during the first quarter of 1997.


                                DIVIDEND HISTORY

         The Corporation has paid a regular quarterly dividend on its Common Stock since such payment began in 1975.

                          REPUBLIC NEW YORK CAPITAL II

         The Trust is a statutory business trust formed under Delaware law pursuant to (i) the original declaration of trust executed by the Corporation, as Depositor, Bankers Trust (Delaware), as Delaware Trustee, and the administrative trustees named therein, which original declaration of trust was amended and restated and executed by the Corporation, as Depositor, Bankers Trust Company, as Property Trustee, Bankers Trust (Delaware), as Delaware Trustee, and the Administrative Trustees named therein on December 4, 1996 (the "Declaration"), and (ii) the filing of a certificate of trust with the Delaware Secretary of State on November 26, 1996. The Trust exists for the exclusive purposes of (i) issuing and selling the Trust Securities and effecting the Exchange Offer for the Exchange Capital Securities, (ii) using the proceeds from the sale of the Trust Securities to acquire the Old Junior Subordinated Debt Securities, (iii) exchanging the Old Junior Subordinated Debt Securities for Exchange Junior Subordinated Debt Securities in the Exchange Offer and (iv) engaging in only those other activities necessary, advisable or incidental thereto. Holders of the Trust Securities have no preemptive or similar rights. The Trust may not borrow money or issue debt or mortgage or pledge any of its assets. Accordingly, the Junior Subordinated Debt Securities will be the sole assets of the Trust, and payments under the Junior Subordinated Debt Securities and the expense provisions under the Indenture will be the sole revenues of the Trust. All of the Common Securities are and will be owned directly or indirectly by the Corporation. The Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Capital Securities, except that upon the occurrence and continuance of an Event of Default (as defined herein) under the Declaration resulting from a Debenture Event of Default, the rights of the Corporation as holder of the Common Securities to payment in respect of Distributions and payments on account of the liquidation of the Trust or the redemption or other acquisition of the Common Securities will be subordinated to the rights of the holders of the Capital Securities. See "Description of the Exchange Securities--Description of Capital Securities--Subordination of Common Securities." The Corporation acquired the Common Securities in an aggregate Liquidation Amount equal to 3% of the total capital of the Trust. The Trust has a term of 54 years, but may terminate earlier as provided in the Declaration. The Trust's business and affairs are conducted by its trustees, each appointed by the Corporation as holder of the Common Securities. The trustees for the Trust are Bankers Trust Company, as the Property Trustee, Bankers Trust (Delaware), as the Delaware Trustee, and two individual trustees as Administrative Trustees who are employees or officers of or affiliated with the Corporation (collectively, the "Issuer Trustees"). Bankers Trust Company, as Property Trustee, will act as sole indenture trustee under the Declaration. Bankers Trust Company also acts as trustee under the Guarantee Agreement and the Indenture. See "Description of the Exchange Securities--Description of Junior Subordinated Debt Securities" and "--Description of Guarantee." The holder of the Common Securities of the Trust, or the holders of a majority in Liquidation Amount of the Capital Securities if an Event of Default under the Declaration resulting from a Debenture Event of Default has occurred and is continuing, will be entitled to appoint, remove or replace the Property Trustee and/or the Delaware Trustee. In no event will the holders of the Capital Securities have the right to vote to appoint, remove or replace the Administrative Trustees; such voting rights are vested exclusively in the holder of the Common Securities. The duties and obligations of each Issuer Trustee are governed by the Declaration. Pursuant to the expense provisions under the Indenture, the Corporation will pay all fees and expenses related to the Exchange Offer and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of the Trust. See "Description of the Exchange Securities--Description of Capital Securities--Expenses and Taxes." The principal executive office of the Trust is care of:

                          Republic New York Corporation
                                452 Fifth Avenue
                            New York, New York 10018
                            Telephone: (212) 525-6100
                       Attention: Office of the Secretary

                          REPUBLIC NEW YORK CORPORATION

         Republic New York Corporation is a bank holding company incorporated under the laws of Maryland in 1973 and registered with the Federal Reserve pursuant to the United States Bank Holding Company Act of 1956, as amended. The Corporation's principal asset is the capital stock of the Bank. Management expects that the Bank will remain the Corporation's principal asset and source of revenue and net income in the foreseeable future. Based on total assets at September 30, 1996, the Corporation was the seventeenth largest bank holding company in the United States.

         The principal executive offices of the Corporation are located at 452 Fifth Avenue, New York, New York 10018 (telephone: 212-525-6100).

         Mr. Edmond J. Safra is a principal stockholder of the Corporation, owning approximately 27.7% of the Corporation's outstanding common stock through his ownership of all the outstanding shares of Saban S.A., which owns directly or indirectly 15,229,036 shares of the Corporation's common stock, and of another corporation which owns 29,776 shares of the Corporation's common stock. Mr. Safra, through Saban S.A. and a subsidiary thereof, has approval of the Federal Reserve, through April 28, 1997, to acquire up to 1,730,400 additional shares of common stock of the Corporation in the open market and through privately negotiated transactions, which, if all such shares of common stock were acquired, would result in his ownership of approximately 30.9% of the Corporation's outstanding common stock.

         The Corporation is a legal entity separate and distinct from the Bank and its other subsidiaries and affiliates. Because the Corporation is a holding company, its rights and the rights of its creditors and stockholders, including the holders of the Junior Subordinated Debt Securities and the Guarantee, to participate in the assets of any subsidiary upon the latter's liquidation or recapitalization will be subject to the prior claims of such subsidiary's creditors, except to the extent that the Corporation may itself be a creditor with recognized claims against such subsidiary, in which case it will share in such assets with other creditors.

         There are various legal limitations on the extent to which the Corporation's bank subsidiaries may extend credit, pay dividends or otherwise supply funds to the Corporation. The approval of the Office of the Comptroller of the Currency is required if total dividends declared by a national bank in any calendar year exceed net profits for that year combined with its retained net profits for the preceding two years. In addition, dividends for such a bank may not be paid in excess of such bank's undivided profits. In determining whether and to what extent to pay dividends, each bank subsidiary must also consider the effect of dividend payments on applicable risk-based capital and leverage ratio requirements, as well as policy statements of the federal regulatory agencies that indicate that banking organizations should generally pay dividends out of current operating earnings.

         The Corporation also derives dividends from its non-bank subsidiaries. These subsidiaries are not subject to regulatory restrictions on their payment of dividends to the Corporation. In addition, there are numerous governmental requirements and regulations that affect the activities of the Corporation and its bank and non-bank subsidiaries.

         Under long-standing policy of the Federal Reserve, a bank holding company is expected to act as a source of financial strength for its subsidiary banks and to commit resources to support such banks. As a result of that policy, the Corporation may be required to commit resources to its subsidiary banks in circumstances where it might not otherwise do so.

                               THE EXCHANGE OFFER

                    PURPOSE AND EFFECT OF THE EXCHANGE OFFER

         In connection with the sale of the Old Capital Securities, the Corporation and the Trust entered into the Registration Agreement with the Initial Purchaser, pursuant to which the Corporation and the Trust agreed, among other things, to file and to use their reasonable efforts to cause to become effective with the Commission a registration statement with respect to the exchange of the Old Capital Securities for capital securities with terms identical in all material respects to the terms of the Old Capital Securities. A copy of the Registration Agreement has been filed as an Exhibit to the Registration Statement of which this Prospectus is a part.

         The Exchange Offer is being made to satisfy the contractual obligations of the Corporation and the Trust under the Registration Agreement. The form and terms of the Exchange Capital Securities are the same as the form and terms of the Old Capital Securities except that the Exchange Capital Securities have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the Old Capital Securities and will not provide for any increase in the Distribution rate thereon. In that regard, the Old Capital Securities provide, among other things, that, if the Exchange Offer is not consummated within a specified period after the date the Old Capital Securities were issued, the Distribution rate borne by the Old Capital Securities will increase by 0.25% per annum until the Exchange Offer is consummated. Upon consummation of the Exchange Offer, holders of Old Capital Securities will not be entitled to any increase in the Distribution rate thereon or any further registration rights under the Registration Agreement, except under limited circumstances. See "Risk Factors--Consequences of a Failure to Exchange Old Capital Securities" and "Description of the Old Securities."

         The Exchange Offer is not being made to, nor will the Corporation or the Trust accept tenders for exchange from, holders of Old Capital Securities in any jurisdiction in which the Exchange Offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

         Unless the context requires otherwise, the term "holder" with respect to the Exchange Offer means any person in whose name the Old Capital Securities are registered on the books of the Trust or any other person who has obtained a properly completed bond power from the registered holder, or any person whose Old Capital Securities are held of record by The Depository Trust Company ("DTC") who desires to deliver such Old Capital Securities by book-entry transfer at DTC.

         Pursuant to the Exchange Offer, the Corporation will exchange, as soon as practicable after the date hereof, the Old Guarantee for the Exchange Guarantee and all of the Old Junior Subordinated Debt Securities, of which $206,186,000 aggregate principal amount is outstanding, for a like aggregate principal amount of the Exchange Junior Subordinated Debt Securities. The Exchange Guarantee and the Exchange Junior Subordinated Debt Securities have been registered under the Securities Act.

TERMS OF THE EXCHANGE


         The Corporation and the Trust hereby offer, upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal, to exchange up to $200,000,000 aggregate Liquidation Amount of Exchange Capital Securities for a like aggregate Liquidation Amount of Old Capital Securities properly tendered prior to 5:00 p.m., New York City time, on the Expiration Date and not properly withdrawn in accordance with the procedures described below. The Trust will issue, promptly after the Expiration Date, an aggregate Liquidation Amount of up to $200,000,000 of Exchange Capital Securities in exchange for a like Liquidation Amount of outstanding Old Capital Securities tendered and accepted in connection with the Exchange Offer. Holders may tender their Old Capital Securities in whole or in part in a Liquidation Amount of not less than $100,000 or any integral multiple of $1,000 in excess thereof.

         The Exchange Offer is not conditioned upon any minimum Liquidation Amount of Old Capital Securities being tendered. As of the date of this Prospectus, $200,000,000 aggregate Liquidation Amount of the Old Capital Securities is outstanding.

         Holders of Old Capital Securities do not have any appraisal or dissenters' rights in connection with the Exchange Offer. Old Capital Securities which are not tendered or are tendered but not accepted in connection with the Exchange Offer will remain outstanding and be entitled to the benefits of the Declaration, but will not be entitled to any increase in the Distribution rate thereon or any further registration rights under the Registration Agreement, except under limited circumstances. See "Risk Factors--Consequences of a Failure to Exchange Old Capital Securities" and "Description of the Old Securities".

         If any tendered Old Capital Securities are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Old Capital Securities will be returned, without expense, to the tendering holder thereof promptly after the Expiration Date.

         Holders who tender Old Capital Securities in connection with the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Capital Securities in connection with the Exchange Offer. The Corporation will pay all charges and expenses, other than certain applicable taxes described below, in connection with the Exchange Offer. See "--Fees and Expenses".

         NEITHER THE BOARD OF DIRECTORS OF THE CORPORATION NOR THE TRUSTEES OF THE TRUST MAKE ANY RECOMMENDATION TO HOLDERS OF OLD CAPITAL SECURITIES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF THEIR OLD CAPITAL SECURITIES PURSUANT TO THE EXCHANGE OFFER. IN ADDITION, NO ONE HAS BEEN AUTHORIZED TO MAKE ANY SUCH RECOMMENDATION. HOLDERS OF OLD CAPITAL SECURITIES MUST MAKE THEIR OWN DECISION BASED ON THEIR OWN FINANCIAL POSITION AND REQUIREMENTS WHETHER TO TENDER PURSUANT TO THE EXCHANGE OFFER AND, IF SO, THE AGGREGATE LIQUIDATION AMOUNT OF OLD CAPITAL SECURITIES TO TENDER AFTER READING THIS PROSPECTUS AND THE LETTER OF TRANSMITTAL AND CONSULTING WITH THEIR ADVISERS, IF ANY.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

         The term "Expiration Date" means 5:00 p.m., New York City time, on __________, 1997 unless the Exchange Offer is extended by the Corporation and the Trust (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended).

         The Corporation and the Trust expressly reserve the right in their sole and absolute discretion, subject to applicable law, at any time and from time to time, (i) to delay the acceptance of the Old Capital Securities for exchange,
(ii) to terminate the Exchange Offer (whether or not any Old Capital Securities have theretofore been accepted for exchange) if the Corporation and the Trust determine, in their sole and absolute discretion, that any of the events or conditions referred to under "--Conditions to the Exchange Offer" have occurred or exist or have not been satisfied, (iii) to extend the Expiration Date of the Exchange Offer and retain all Old Capital Securities tendered pursuant to the Exchange Offer, subject, however, to the right of holders of Old Capital Securities to withdraw their tendered Old Capital Securities as described under "--Withdrawal Rights," and (iv) to waive any condition or otherwise amend the terms of the Exchange Offer in any respect. If the Exchange Offer is amended in a manner determined by the Corporation and the Trust to constitute a material change, or if the Corporation and the Trust waive a material condition of the Exchange Offer, the Corporation or the Trust will promptly disclose such amendment or waiver by means of a prospectus supplement that will be distributed to the registered holders of the Old Capital Securities, and the Corporation and the Trust will extend the Exchange Offer to the extent required by applicable law.

         Any such delay in acceptance, extension, termination or amendment will be followed promptly by oral or written notice thereof to the Exchange Agent and by making a public announcement thereof, and such announcement in the case of an extension will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Without limiting the manner in which the Corporation or the Trust may choose to make any public announcement and subject to applicable law, neither the Corporation nor the Trust shall have any obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to an appropriate news agency.

PROCEDURES FOR TENDERING OLD CAPITAL SECURITIES


         VALID TENDER. Except as set forth below, in order for Old Capital Securities to be validly tendered pursuant to the Exchange Offer, a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, must be received by the Exchange Agent at one of its addresses set forth under "--Exchange Agent". In addition, either (i) certificates for such Old Capital Securities must be received by the Exchange Agent or (ii) a timely confirmation of a book-entry transfer ("Book-Entry Confirmation") of such Old Capital Securities, if that procedure is available, into the Exchange Agent's account at DTC pursuant to the procedure for book-entry transfer described below, must be received by the Exchange Agent, in each case prior to 5:00 p.m., New York City time, on the Expiration Date or (iii) the holder must comply with the guaranteed delivery procedures set forth below.


         THE METHOD OF DELIVERY OF CERTIFICATES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND SOLE RISK OF THE TENDERING HOLDER, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. IF DELIVERY IS BY MAIL, REGISTERED MAIL, RETURN RECEIPT REQUESTED, PROPERLY INSURED, OR AN OVERNIGHT DELIVERY SERVICE IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.


         The tender by a holder of Old Capital Securities that is not withdrawn before 5:00 p.m., New York City time, on the Expiration Date will constitute an agreement between such holder and the Corporation and the Trust in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.


         Any beneficial owner whose Old Capital Securities are registered in the name of a broker, dealer, commercial bank, trust company, or other nominee and who wishes to tender should contact the registered holder promptly and instruct such registered holder to tender on the beneficial owner's behalf. If the beneficial owner wishes to tender on his own behalf, the owner must, prior to completing and executing the Letter of Transmittal and delivering Old Capital Securities certificates, either make appropriate arrangements to register ownership of the Old Capital Securities in such beneficial owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

         If less than all of the Old Capital Securities held by a holder are tendered, such tendering holder should fill in the amount of Old Capital Securities being tendered in the appropriate box on the Letter of Transmittal. The entire amount of Old Capital Securities delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated.

         SIGNATURES. Certificates for the Old Capital Securities need not be endorsed and signature guarantees on the Letter of Transmittal, or a notice of withdrawal, as the case may be, are unnecessary unless (a) a certificate for the Old Capital Securities is registered in a name other than that of the person surrendering the certificate or (b) such registered holder completes the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" in the Letter of Transmittal. In the case of (a) or (b) above, such certificates for Old Capital Securities must be duly endorsed or accompanied by a properly executed bond power, with the endorsement or signature on the bond power and on the Letter of Transmittal guaranteed by a firm or other entity identified in Rule 17Ad-15 under the Exchange Act as an "eligible guarantor institution," including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker or dealer or government securities broker or dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association (each, an "Eligible Institution"), unless surrendered on behalf of such Eligible Institution. See Instruction 1 to the Letter of Transmittal.


         If any Letter of Transmittal, endorsement, bond power, power of attorney, or any other document required by the Letter of Transmittal is signed by a trustee, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and unless waived by the Corporation or the Trust, proper evidence satisfactory to the Corporation or the Trust, in its sole discretion, of such person's authority to so act must be submitted.


         DETERMINATION OF VALIDITY. All questions as to the form of documents, validity, eligibility (including time of receipt) and acceptance for exchange of any tendered Old Capital Securities will be determined by the Corporation and the Trust, in their sole discretion, whose determination shall be final and binding on all parties. The Corporation and the Trust reserve the absolute right, in their sole and absolute discretion, to reject any and all tenders determined by them not to be in proper form or the acceptance of which, or exchange for, may, in the view of counsel to the Corporation and the Trust, be unlawful. The Corporation and the Trust also reserve the absolute right, subject to applicable law, to waive any of the conditions of the Exchange Offer as set forth under "--Conditions to the Exchange Offer" or any condition or irregularity in any tender of Old Capital Securities of any particular holder, whether or not similar conditions or irregularities are waived in the case of other holders.

         The Corporation's and the Trust's interpretation of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and the instructions thereto) will be final and binding. No tender of Old Capital Securities will be deemed to have been validly made until all irregularities with respect to such tender have been cured or waived. Neither the Corporation, the Trust, any affiliates or assigns of the Corporation, the Exchange Agent nor any other person shall be under any duty to give any notification of any irregularities in tenders or incur any liability for failure to give any such notification.

         ACCEPTANCE OF OLD CAPITAL SECURITIES FOR EXCHANGE; DELIVERY OF EXCHANGE CAPITAL SECURITIES. Upon the terms and subject to the conditions of the Exchange Offer, the Corporation and the Trust will exchange, and will issue to the Exchange Agent, Exchange Capital Securities for Old Capital Securities validly tendered and not withdrawn (pursuant to the withdrawal rights described under "--Withdrawal of Tenders") promptly after the Expiration Date.

         In all cases, delivery of Exchange Capital Securities in exchange for Old Capital Securities tendered and accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of
(i) Old Capital Securities or a Book-Entry Confirmation (as defined below), (ii) the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, and (iii) any other documents required by the Letter of Transmittal.

         Subject to the terms and conditions of the Exchange Offer, the Corporation and the Trust will be deemed to have accepted for exchange, and thereby exchanged, Old Capital Securities validly tendered and not withdrawn as, if and when the Corporation or the Trust gives oral or written notice to the Exchange Agent of the Corporation's and the Trust's acceptance of such Old Capital Securities for exchange pursuant to the Exchange Offer. The Exchange Agent will act as agent for the Corporation and the Trust for the purpose of receiving tenders of Old Capital Securities, Letters of Transmittal and related documents, and as agent for tendering holders for the purpose of receiving Old Capital Securities, Letters of Transmittal and related documents and transmitting Exchange Capital Securities to validly tendering holders. Such exchange will be made promptly after the Expiration Date. If, for any reason whatsoever, acceptance for exchange or the exchange of any Old

Capital Securities tendered pursuant to the Exchange Offer is delayed (whether before or after the Corporation's and the Trust's acceptance for exchange of Old Capital Securities) or the Corporation or the Trust extends the Exchange Offer or is unable to accept for exchange or exchange Old Capital Securities tendered pursuant to the Exchange Offer, then, without prejudice to the Corporation or the Trust's rights set forth herein, the Exchange Agent may, nevertheless, on behalf of the Corporation and the Trust (and subject to applicable law), retain tendered Old Capital Securities and such Old Capital Securities may not be withdrawn except to the extent tendering holders are entitled to withdrawal rights as described under "--Withdrawal of Tenders."

         Pursuant to the Letter of Transmittal, a holder of Old Capital Securities will warrant and agree in the Letter of Transmittal that it has full power and authority to tender, exchange, sell, assign and transfer Old Capital Securities, that the Trust will acquire good, marketable and unencumbered title to the tendered Old Capital Securities, free and clear of all liens, restrictions, charges and encumbrances, and that the Old Capital Securities tendered for exchange are not subject to any adverse claims or proxies. The holder also will warrant and agree that it will, upon request, execute and deliver any additional documents deemed by the Corporation, the Trust or the Exchange Agent to be necessary or desirable to complete the exchange, sale, assignment and transfer of the Old Capital Securities tendered pursuant to the Exchange Offer.

         Notwithstanding any other provision hereof, the delivery of Exchange Capital Securities in exchange for Old Capital Securities tendered and accepted for exchange pursuant to the Exchange Offer will in all cases be made only after timely receipt by the Exchange Agent of Old Capital Securities and a properly completed and duly executed Letter of Transmittal (or facsimile thereof), together with any required signature guarantees and any other documents required by the Letter of Transmittal, or of a Book-Entry Confirmation with respect to such Old Capital Securities. Accordingly, the delivery of Exchange Capital Securities might not be made to all tendering holders at the same time, and will depend upon when Old Capital Securities, Book-Entry Confirmations with respect to Old Capital Securities and other required documents are received by the Exchange Agent.


         BOOK-ENTRY TRANSFER. The Exchange Agent will make a request to establish an account with respect to the Old Capital Securities at DTC for purposes of the Exchange Offer within two business days after the date of this Prospectus. Any financial institution that is a participant in DTC's book-entry transfer facility system may make a book-entry delivery of the Old Capital Securities by causing DTC to transfer such Old Capital Securities into the Exchange Agent's account at DTC in accordance with DTC's procedures for transfers. However, although delivery of Old Capital Securities may be effected through book-entry transfer into the Exchange Agent's account at DTC, the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees and any other required documents, must, in any case other than as set forth in the following paragraph, be transmitted to and received by the Exchange Agent at one of its addresses set forth under "--Exchange Agent" prior to 5:00 p.m., New York City time, on the Expiration Date, or the guaranteed delivery procedure set forth below must be complied with in order for such Old Capital Securities to be properly tendered.


         DTC's Automated Tender Offer Program ("ATOP") is the only method of processing exchange offers through DTC. To accept the Exchange Offer through ATOP, participants in DTC must send electronic instructions to DTC through DTC's communication system in place for sending signed, hard copy of the Letter of Transmittal. DTC is obligated to communicate those electronic instructions to the Exchange Agent. To tender Old Capital Securities through ATOP, the electronic instructions sent to DTC and transmitted by DTC to the Exchange Agent must contain the character by which the participant acknowledges its receipt of and agrees to be bound by the Letter of Transmittal.


         GUARANTEED DELIVERY. If a holder desires to tender Old Capital Securities pursuant to the Exchange Offer and the certificates for such Old Capital Securities are not immediately available or time will not permit all required documents to reach the Exchange Agent before 5:00 p.m., New York City time, on the Expiration Date, or the procedures for book-entry transfer cannot be completed on a timely basis, such Old Capital Securities may nevertheless be tendered, provided that all of the following guaranteed delivery procedures are complied with:

         (i) such tenders are made by or through an Eligible Institution;

         (ii) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form accompanying the Letter of Transmittal, is received by the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date; and

         (iii) the certificates (or a book-entry confirmation) representing all tendered Old Capital Securities, in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other documents required by the Letter of Transmittal, are received by the Exchange Agent within five New York Stock Exchange trading days after the date of execution of such Notice of Guaranteed Delivery.


         The Notice of Guaranteed Delivery may be delivered by hand, or transmitted by facsimile or mail, to the Exchange Agent and must include a guarantee by an Eligible Institution in the form set forth in such notice.

         WITHDRAWAL OF TENDERS. Tenders of Old Capital Securities may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.


         For withdrawal to be effective, a written electronic ATOP transmission notice of withdrawal (for DTC participants) must be received by the Exchange Agent at one of its addresses set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having tendered the Old Capital Securities to be withdrawn,
(ii) identify the Old Capital Securities to be withdrawn (including the certificate number or numbers and Liquidation Amount of such Old Capital Securities) and (iii) where physical certificates for Old Capital Securities have been transmitted, specify the name in which any such Old Capital Securities are registered, if different from that of the withdrawing holder. If physical certificates for Old Capital Securities have been delivered or otherwise identified to the Exchange Agent, then, prior to the release of such certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed, as necessary. If Old Capital Securities have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn Old Capital Securities and otherwise comply with DTC's procedures. All questions as to validity, form, and eligibility (including time of receipt) of such notices will be determined by the Corporation or the Trust, whose determination shall be final and binding on all parties. Any Old Capital Securities so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Old Capital Securities which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to such holder (or, in the case of Old Capital Securities tendered by book-entry transfer into the Exchange Agent's account at DTC pursuant to the book-entry transfer procedures described above, such Old Capital Securities will be credited to an account maintained with DTC for the Old Capital Securities) as soon as practicable after withdrawal, rejection of tender, or termination of the Exchange Offer. Properly withdrawn Old Capital Securities may be retendered by following one of the procedures described above at an time prior to 5:00 p.m., New York City time, on the Expiration Date.


RESALES OF EXCHANGE CAPITAL SECURITIES

         Based on existing interpretations by the staff of the Commission and subject to the two immediately following sentences, the Corporation and the Trust believe that the Exchange Capital Securities, the Exchange Guarantee and, after the distribution thereof to the holders of the Capital Securities, the Exchange Junior Subordinated Debt Securities issued pursuant to this Exchange Offer may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act; provided, that, such Exchange Capital Securities are acquired in the ordinary course of such holder's business and such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of the Exchange Capital Securities. However, any holder of Old Capital Securities who is an "affiliate" of the Trust or the Corporation or who intends to participate in the Exchange Offer for the purpose of distributing the Exchange Capital Securities, or any broker-dealer who purchased the Old Capital Securities from the Trust to resell pursuant to Rule 144A or any other available exemption under the Securities Act, (a) will not be able to rely on the interpretations of the staff of the Commission set forth in the above-mentioned no-action letters, (b) will not be permitted or entitled to tender such Old Capital Securities in the Exchange Offer and (c) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old Capital Securities unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer holds Old Capital Securities acquired for its own account as a result of market-making or other trading activities and exchanges such Old Capital Securities for Exchange Capital Securities, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such Exchange Capital Securities.

         Each holder of Old Capital Securities who wishes to exchange Old Capital Securities for Exchange Capital Securities in the Exchange Offer will be required to represent that (i) it is not an "affiliate" of the Trust or the Corporation, (ii) any Exchange Capital Securities to be received by it are being acquired in the ordinary course of its business and (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities. Each broker-dealer that receives Exchange Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Old Capital Securities for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Capital Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the staff of the Commission in the no-action letters referred to above, the Corporation and the Trust believe that broker-dealers who acquired Old Capital Securities for their own accounts as a result of market-making activities or other trading activities may fulfill their prospectus delivery requirements with respect to the Exchange Capital Securities received upon exchange of such Old Capital Securities (other than Old Capital Securities which represent an unsold allotment from the original sale of the Old Capital Securities) with the prospectus prepared for the Exchange Offer so long as it contains a description of the plan of distribution with respect to the resale of such Exchange Capital Securities. Accordingly, subject to certain provisions set forth in the Registration Agreement and to the limitations set out herein, the Corporation and the Trust have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of such Exchange Capital Securities for a period commencing on the Expiration Date and ending 180 days after the Expiration Date or, if earlier, when all such Exchange Capital Securities have been disposed of by such broker-dealer. See "Plan of Distribution." Any broker-dealer who is an "affiliate" of the Trust or the Corporation may not rely on such no-action letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

         In that regard, each broker-dealer who surrenders Old Capital Securities pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal, that, upon receipt of notice from the Corporation or the Trust of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading or of the occurrence of certain other events specified in the Registration Agreement, such broker-dealer will suspend the sale of Exchange Capital Securities (or the Exchange Junior Subordinated Debt Securities, as applicable) pursuant to this Prospectus until the Corporation or the

Trust has amended or supplemented this Prospectus to correct such misstatement or mission and has furnished copies of the amended or supplemented Prospectus to such broker-dealer or the Corporation or the Trust has given notice that the sale of the Exchange Capital Securities (or the Exchange Junior Subordinated Debt Securities, as applicable) may be resumed.

          Neither the Corporation nor the Trust has sought its own interpretive letter and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer as it has in such no-action letters to third parties.

DISTRIBUTIONS ON THE EXCHANGE CAPITAL SECURITIES

         Holders of Old Capital Securities whose Old Capital Securities are accepted for exchange will not receive accumulated Distributions on such Old Capital Securities for any period from the Distribution Date with respect to such Old Capital Securities immediately preceding the original issue date of the Exchange Capital Securities or, if no such Distribution Date has occurred, from the original issue date of such Old Capital Securities, and such tendering holders will be deemed to have waived the right to receive any such Distributions. However, because Distributions on the Exchange Capital Securities will accumulate from the later of the Distribution Date of the Old Capital Securities immediately preceding the original issue date of the Exchange Capital Securities and the original issue date of the Old Capital Securities, the amount of the Distributions received by holders whose Old Capital Securities are accepted for exchange will not be affected by the exchange.

CONDITIONS TO THE EXCHANGE OFFER

         Notwithstanding any other provisions of the Exchange Offer, or any extension of the Exchange Offer, the Trust will not be required to accept for exchange, or to exchange, any Old Capital Securities for any Exchange Capital Securities, and, as described below, may terminate the Exchange Offer (whether or not any Old Capital Securities have theretofore been accepted for exchange) or may waive any conditions to or amend the Exchange Offer, if any of the following conditions have occurred or exists or have not been satisfied:

          (a) there shall occur a change in the current interpretation by the staff of the Commission which permits the Exchange Capital Securities issued pursuant to the Exchange Offer in exchange for Old Capital Securities to be offered for resale, resold and otherwise transferred by holders thereof (other than broker-dealers and any such holder which is an "affiliate" of the Trust or the Corporation within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act; provided that such Exchange Capital Securities are acquired in the ordinary course of such holder's business and such holders have no arrangement or understanding with any person to participate in the distribution of such Exchange Capital Securities; or

          (b) any action or proceeding shall have been instituted or threatened in any court or by or before any governmental agency or body with respect to the Exchange Offer which, in the Corporation's and the Trust's judgment, would reasonably be expected to impair the ability of the Corporation or the Trust to proceed with the Exchange Offer; or

          (c) any law, statute, rule or regulation shall have been adopted or enacted which, in the Corporation's and the Trust's judgment, would reasonably be expected to impair the ability of the Corporation or the Trust to proceed with the Exchange Offer; or

          (d) a banking moratorium shall have been declared by United States federal or New York State authorities which, in the Corporation's and the Trust's judgment, would reasonably be expected to impair the ability of the Corporation or the Trust to proceed with the Exchange Offer; or

         (e) trading on the New York Stock Exchange or generally in the United States over-the-counter market shall have been suspended by order of the Commission or any other governmental authority which, in the Corporation's and the Trust's judgment, would reasonably be expected to impair the ability of the Corporation or the Trust to proceed with the Exchange Offer; or

         (f) a stop order shall have been issued by the Commission or any state securities authority suspending the effectiveness of the Registration Statement or proceedings shall have been initiated or, to the knowledge of the Corporation or the Trust, threatened for that purpose; or

        (g) any change, or any development involving a prospective change, in the business or financial affairs of the Corporation or the Trust or any of their subsidiaries have occurred which, in the judgment of the Corporation and the Trust, might materially impair the ability of the Corporation or the Trust to proceed with the Exchange Offer; or

         (h) there is a reasonable likelihood in the Corporation's and the Trust's judgment that, or a material uncertainty exists in the Corporation's and the Trust's judgment as to whether, consummation of the Exchange Offer would result in an adverse tax consequence to the Corporation.

         If the Corporation and the Trust determine in their sole and absolute discretion that any of the foregoing events or conditions has occurred or exists or has not been satisfied, the Corporation and the Trust may, subject to applicable law, terminate the Exchange Offer (whether or not any Old Capital Securities have theretofore been accepted for exchange) or may waive any such condition or otherwise amend the terms of the Exchange Offer in any respect. If such waiver or amendment constitutes a material change to the Exchange Offer, the Corporation and the Trust will promptly disclose such waiver or amendment by means of a prospectus supplement that will be distributed to the registered holders of the Old Capital Securities, and the Corporation and the Trust will extend the Exchange Offer to the extent required by applicable law.

EXCHANGE AGENT

         Bankers Trust Company has been appointed as Exchange Agent for the Exchange Offer. Delivery of the Letters of Transmittal and any other required documents, questions, requests for assistance, and requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent as follows:

                     Inquiries by Telephone: 1-800-735-7777
                           By Facsimile: 615-835-3701


         By mail:                                          By hand:
BT Services Tennessee, Inc.                          Bankers Trust Company
   Reorganization Unit                          Corporate Trust and Agency Group
      P.O. Box 292737                                123 Washington Street
   Nashville, TN  37229-2737                           First Floor Window
                                                      New York, NY  10008


                               By overnight mail:
                           BT Services Tennessee, Inc.
                        Corporate Trust and Agency Group
                               Reorganization Unit
                             648 Grassmere Park Dr.
                               Nashville, TN 37211


         Delivery to other than the above addresses or facsimile number in the manner prescribed for each such address will not constitute a valid delivery.

FEES AND EXPENSES

         The Corporation has agreed to pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. The Corporation will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Prospectus and related documents to the beneficial owners of Old Capital Securities, and in tendering for their customers.

         Holders who tender their Old Capital Securities for exchange will not be obligated to pay any transfer taxes in connection therewith. If, however, Exchange Capital Securities are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the Old Capital Securities tendered, or if a transfer tax is imposed for any reason other than the exchange of Old Capital Securities in connection with the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

         Neither the Corporation nor the Trust will make any payment to brokers, dealers or others soliciting acceptances of the Exchange Offer.


                     DESCRIPTION OF THE EXCHANGE SECURITIES

                        DESCRIPTION OF CAPITAL SECURITIES

         Pursuant to the terms of the Declaration, the Issuer Trustees have issued the Old Capital Securities and the Common Securities and will issue the Exchange Capital Securities. The Exchange Capital Securities will represent beneficial ownership interests in the Trust and the holders thereof will be entitled to a preference in certain circumstances with respect to Distributions and amounts payable on redemption of the Trust Securities or liquidation of the Trust over the Common Securities, as well as other benefits described in the Declaration. See "--Subordination of Common Securities." The Declaration has been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). This summary of certain provisions of the Capital Securities, the Common Securities and the Declaration does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Declaration, including the definitions therein of certain terms. The form of the Declaration is filed as an exhibit to the Registration Statement of which this Prospectus is a part.

GENERAL

         The Capital Securities (including the Old Capital Securities and the Exchange Capital Securities) will be limited to $200,000,000 aggregate Liquidation Amount at any one time outstanding. The Capital Securities will rank pari passu, and payments will be made thereon pro rata, with the Common Securities except as described under "--Subordination of Common Securities." Legal title to the Old Junior Subordinated Debt Securities is, and legal title to the Exchange Junior Subordinated Debt Securities will be, held by the Property Trustee in trust for the benefit of the holders of the Capital Securities and Common Securities. The Guarantee Agreement provides for the guarantee on a subordinated basis of payments of Distributions and amounts payable on redemption of the Capital Securities or on liquidation of the Trust with respect to the Capital Securities but will not guarantee such payments when the Trust does not have funds on hand available to make such payments. See "-- Description of Guarantee."

DISTRIBUTIONS

         The Capital Securities represent beneficial ownership interests in the Trust, and Distributions on each Capital Security will be payable at the annual rate of 7.53% of the stated Liquidation Amount of

$1,000, and will be payable semi-annually in arrears on June 4 and December 4 of each year to the holders of the Capital Securities at the close of business on the May 20 and November 20 (each, a "record date"), as the case may be, next preceding the relevant Distribution Date. Distributions on the Capital Securities will be cumulative. Distributions on the Old Capital Securities accumulate from the date of original issuance, and the first Distribution Date thereon is June 4, 1997. Holders of Old Capital Securities whose Old Capital Securities are accepted for exchange will not receive accumulated Distributions on such Old Capital Securities for any period from the Distribution Date with respect to such Old Capital Securities immediately preceding the original issue date of the Exchange Capital Securities or, if no such Distribution Date has occurred, from the original issue date of such Old Capital Securities, and such tendering holders will be deemed to have waived the right to receive any such Distributions. However, because Distributions on the Exchange Capital Securities will accumulate from the later of the Distribution Date of the Old Capital Securities immediately preceding the original issue date of the Exchange Capital Securities and the original issue date of the Old Capital Securities, the amount of the Distributions received by holders whose Old Capital Securities are accepted for exchange will not be affected by the exchange. The amount of Distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which Distributions are payable on the Capital Securities is not a Business Day (as defined below), payment of the Distributions payable on such date will be made on the next succeeding day that is a Business Day (and without any additional Distributions or other payments in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, payment of such Distributions shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date such payment was originally payable (each date on which Distributions are payable in accordance with the foregoing, a "Distribution Date"). A "Business Day" shall mean any day other than a Saturday or a Sunday, or a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed, or a day on which the corporate trust office of the Property Trustee or the Debenture Trustee is closed for business.

         So long as no Debenture Event of Default has occurred and is continuing, the Corporation has the right under the Indenture to defer the payment of interest on the Junior Subordinated Debt Securities at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period; provided that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debt Securities. As a consequence of any such election, semi-annual Distributions on the Capital Securities by the Trust will be deferred during any such Extension Period. Distributions to which holders of the Capital Securities are entitled will accumulate additional Distributions thereon at the rate per annum of 7.53% thereof, compounded semi-annually from the relevant payment date for such Distributions. The term "Distributions" as used herein shall include any such additional Distributions. During any Extension Period, the Corporation may not
(i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Corporation's capital stock (which includes common and preferred stock), (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation (including Other Debentures) that rank pari passu in all respects with or junior in interest to the Junior Subordinated Debt Securities or (iii) make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation (including Other Guarantees) if such guarantee ranks pari passu in all respects with or junior in interest to the Junior Subordinated Debt Securities (other than (a) dividends or distributions in common stock of the Corporation, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, (d) purchases or acquisitions of shares of the Corporation's common stock in connection with the satisfaction by the Corporation of its obligations under any employee benefit plan or any other contractual obligation of the Corporation (other than a contractual obligation ranking pari passu in all respects with or junior to the Junior Subordinated Debt Securities), (e) as a result of a reclassification of the Corporation's capital stock or the exchange or conversion of one class or series of the Corporation's capital stock for another class or series of the Corporation's capital stock or (f) the purchase of fractional interests in shares of the Corporation's stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged). Prior to the termination of any such Extension Period, the Corporation may further extend such Extension Period, provided that such extension does not cause such Extension Period to exceed 10 consecutive semi-annual periods, to end on a date other than an Interest Payment Date or to extend beyond the Stated Maturity of the Junior Subordinated Debt Securities. Upon the termination of any such Extension Period and the payment of all amounts then due, and subject to the foregoing limitations, the Corporation may elect to begin a new Extension Period. The Corporation must give the Property Trustee, the Administrative Trustees and the Debenture Trustee notice of its election of any such Extension Period at least five Business Days prior to the earlier of (i) the date the Distributions on the Capital Securities would have been payable except for the election to begin such Extension Period or (ii) the date the Administrative Trustees are required to give notice to any automated quotation system or to holders of such Capital Securities of the record date or the date such Distributions are payable but in any event not less than five Business Days prior to such record date. There is no limitation on the number of times that the Corporation may elect to begin an Extension Period. See "Description of the Exchange Securities--Description of Junior Subordinated Debt Securities--Option to Extend Interest Payment Period" and "Certain United States Federal Income Tax Consequences--Interest Income and Original Issue Discount."

         The Corporation has no current intention of exercising its right to defer payments of interest on the Junior Subordinated Debt Securities.

         The revenue of the Trust available for distribution to holders of the Capital Securities will be limited to payments under the Junior Subordinated Debt Securities. See "Description of the Exchange Securities--Description of Junior Subordinated Debt Securities--General." If the Corporation does not make interest payments on the Junior Subordinated Debt Securities, the Property Trustee will not have funds available to pay Distributions on the Capital Securities. The payment of Distributions (if and to the extent the Trust has funds legally available for the payment of such Distributions and cash sufficient to make such payments) is guaranteed by the Corporation on a limited basis as set forth herein under "Description of the Exchange Securities--Description of Guarantee."

REDEMPTION

         Upon the repayment in full at the Stated Maturity of the Junior Subordinated Debt Securities or redemption in whole or in part of the Junior Subordinated Debt Securities (other than following the distribution of the Junior Subordinated Debt Securities to the holders of the Trust Securities), the proceeds from such repayment or redemption shall be applied by the Property Trustee to redeem a Like Amount of Trust Securities, upon not less than 30 nor more than 60 days' notice of a date of redemption (the "Redemption Date"), at the applicable Redemption Price, which shall be equal to (i) in the case of the repayment of the Junior Subordinated Debt Securities at the Stated Maturity, the Maturity Redemption Price (equal to the principal of, and accrued but unpaid interest on, the Junior Subordinated Debt Securities) or (ii) in the case of the optional redemption of the Junior Subordinated Debt Securities, the Optional Redemption Price (equal to the Optional Prepayment Price (as defined under "Description of the Exchange Securities--Description of Junior Subordinated Debt Securities--Optional Redemption") in respect of the Junior Subordinated Debt Securities). See "Description of the Exchange Securities--Description of Junior Subordinated Debt Securities--Optional Redemption." If less than all of the Junior Subordinated Debt Securities are to be redeemed on a Redemption Date, then the proceeds from such redemption shall be allocated to the redemption pro rata of the Capital Securities and the Common Securities. The amount of premium, if any, paid by the Corporation upon the redemption of the Junior Subordinated Debt Securities to be redeemed on a Redemption Date shall be allocated to the redemption pro rata of the Capital Securities and the Common Securities.

         The Corporation has the right to redeem the Junior Subordinated Debt Securities in whole or in part at any time on or after December 4, 2006 at the applicable Optional Prepayment Price, subject to receipt of prior approval by the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve.

REDEMPTION PROCEDURES

         Trust Securities shall be redeemed, subject to receipt of prior approval by the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve, at the applicable Redemption Price with the proceeds from the contemporaneous repayment or redemption of the Junior Subordinated Debt Securities. Redemptions of the Trust Securities shall be made and the applicable Redemption Price shall be payable on each Redemption Date only to the extent that the Trust has funds on hand available for the payment of such Redemption Price. See also "--Subordination of Common Securities."

         If the Trust gives a notice of redemption in respect of the Trust Securities, then, by 12:00 noon, New York City time, on the Redemption Date, to the extent funds are available, with respect to the Capital Securities held in global form, the Property Trustee will deposit irrevocably with DTC funds sufficient to pay the applicable Redemption Price and will give DTC irrevocable instructions and authority to pay the applicable Redemption Price to the holders of the Capital Securities. See "--Form, Denomination, Book-Entry Procedures and Transfer." With respect to the Capital Securities held in certificated form, the Property Trustee, to the extent funds are available, will irrevocably deposit with the paying agent for the Capital Securities funds sufficient to pay the applicable Redemption Price and will give such paying agent irrevocable instructions and authority to pay the applicable Redemption Price to the holders thereof upon surrender of their certificates evidencing the Capital Securities. See "--Payment and Paying Agency." Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date shall be payable to the holders of the Capital Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of the holders of the Capital Securities will cease, except the right of the holders of the Capital Securities to receive the applicable Redemption Price, but without interest on such Redemption Price, and the Capital Securities will cease to be outstanding. In the event that any date fixed for redemption of Capital Securities is not a Business Day, then payment of the applicable Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the applicable Redemption Price is improperly withheld or refused and not paid either by the Trust or by the Corporation pursuant to the Guarantee, Distributions on Capital Securities will continue to accrue at the then applicable rate, from the Redemption Date originally established by the Trust to the date such applicable Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the applicable Redemption Price.

         Subject to applicable law (including, without limitation, United States Federal securities law), the Corporation or its subsidiaries may at any time and from time to time purchase outstanding Capital Securities by tender, in the open market or by private agreement.

         Payment of the applicable Redemption Price on, and any distribution of Junior Subordinated Debt Securities to holders of, the Trust Securities shall be made to the applicable recordholders thereof as they appear on the register therefor on the relevant record date, provided that a Redemption Date falls on a Distribution Date.

         Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each holder of Trust Securities at its registered address. Unless the Corporation defaults in payment of the applicable Prepayment Price on, or in the repayment of, the Junior Subordinated Debt Securities, on and after the Redemption Date Distributions will cease to accrue on the Trust Securities called for redemption.

LIQUIDATION OF THE TRUST AND DISTRIBUTION OF JUNIOR SUBORDINATED DEBT SECURITIES

         The Corporation will have the right at any time (including upon the occurrence of a Tax Event) to terminate the Trust and cause a Like Amount of the Junior Subordinated Debt Securities to be distributed to the holders of the Trust Securities in liquidation of the Trust; provided, however, that following such distribution of the Junior Subordinated Debt Securities, the Corporation agrees to use its best efforts to maintain any ratings of such Junior Subordinated Debt Securities by any nationally recognized rating agency for so long as any such Junior Subordinated Debt Securities are outstanding. Such right is subject to prior approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve. If the Junior Subordinated Debt Securities are distributed to the holders of the Trust Securities as the result of the occurrence of a Tax Event and such Tax Event continues notwithstanding such distribution, the Corporation has the right to prepay the Junior Subordinated Debt Securities in whole, but not in part, at the Tax Event Prepayment Price. See "Description of the Exchange Securities--Description of Junior Subordinated Debt Securities--Tax Event Prepayment."

         Upon liquidation of the Trust and certain other events, the Junior Subordinated Debt Securities may be distributed to holders of the Capital Securities. Under current United States Federal income tax law and interpretations thereof and assuming, as expected, that the Trust is treated as a grantor trust for United States Federal income tax purposes, a distribution by the Trust of the Junior Subordinated Debt Securities pursuant to a liquidation of the Trust will not be a taxable event to the Trust or to holders of the Capital Securities and will result in a holder of the Capital Securities receiving directly such holder's pro rata share of the Junior Subordinated Debt Securities (previously held indirectly through the Trust). If, however, the liquidation of the Trust were to occur because the Trust is subject to United States Federal income tax with respect to income accrued or received on the Junior Subordinated Debt Securities as a result of the occurrence of a Tax Event or otherwise, the distribution of Junior Subordinated Debt Securities to holders of the Capital Securities by the Trust could be a taxable event to the Trust and each holder, and holders of the Capital Securities may be required to recognize gain or loss as if they had exchanged their Capital Securities for the Junior Subordinated Debt Securities they received upon the liquidation of the Trust. See "Certain United States Federal Income Tax Consequences--Distribution of Junior Subordinated Debt Securities to Holders of Capital Securities."

         The Trust shall automatically terminate upon the first to occur of: (i) certain events of bankruptcy, dissolution or liquidation of the Corporation;
(ii) the distribution of a Like Amount of the Junior Subordinated Debt Securities to the holders of the Trust Securities if the Corporation, as Depositor, has given written direction to the Property Trustee to terminate the Trust (which direction is optional and, except as described above, wholly within the discretion of the Corporation, as Depositor); (iii) redemption of all of the Trust Securities as described under " -- Redemption" above; (iv) expiration of the term of the Trust; and (v) the entry of an order for the dissolution of the Trust by a court of competent jurisdiction.

         If an early termination occurs as described in clause (i), (ii), (iv) or (v) above, the Trust shall be liquidated by the Issuer Trustees as expeditiously as the Issuer Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to the holders of the Trust Securities a Like Amount of the Junior Subordinated Debt Securities, unless such distribution is determined by the Property Trustee not to be practical, in which event such holders will be entitled to receive out of the assets of the Trust available for distribution to holders an amount equal to, in the case of holders of Capital Securities, the aggregate of the Liquidation Amount plus accumulated and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Capital Securities shall be paid on a pro rata basis. The holder(s) of the Common Securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of the Capital Securities, except that if a Debenture Event of Default has occurred and is continuing, the Capital Securities shall have a priority over the Common Securities. See "--Subordination of Common Securities."

If an early termination occurs as described in clause (iii) above, the Junior Subordinated Debt Securities will be subject to optional redemption in whole (but not in part).

         "Like Amount" means (i) with respect to a redemption of Capital Securities, Capital Securities having a Liquidation Amount equal to that portion of the principal amount of Junior Subordinated Debt Securities to be contemporaneously redeemed in accordance with the Indenture, allocated to the Common Securities and to the Capital Securities based upon the relative Liquidation Amounts of such classes and the proceeds of which will be used to pay the Redemption Price of the Capital Securities and (ii) with respect to a distribution of Junior Subordinated Debt Securities to holders of Capital Securities in connection with a dissolution or liquidation of the Trust, Junior Subordinated Debt Securities having a principal amount equal to the Liquidation Amount of the Capital Securities of the holder to whom such Junior Subordinated Debt Securities are distributed.

         If the Corporation elects not to redeem the Junior Subordinated Debt Securities prior to maturity and the Trust is not liquidated and the Junior Subordinated Debt Securities are not distributed to holders of the Trust Securities, the Capital Securities will remain outstanding until the repayment of the Junior Subordinated Debt Securities at the Stated Maturity.

         After the liquidation date is fixed for any distribution of Junior Subordinated Debt Securities to holders of the Trust Securities, (i) the Capital Securities will no longer be deemed to be outstanding, (ii) DTC or its nominee, as the record holder of the Capital Securities, will receive a registered global certificate or certificates representing the Junior Subordinated Debt Securities to be delivered upon such distribution with respect to Capital Securities held by DTC or its nominee and (iii) any certificates representing Capital Securities not held by DTC or its nominee will be deemed to represent Junior Subordinated Debt Securities having a principal amount equal to the Liquidation Amount of such Capital Securities and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid Distributions on such Capital Securities until such certificates are presented to the Administrative Trustees or their agent for cancellation, whereupon the Corporation will issue to such holder, and the Debenture Trustee will authenticate, a certificate representing such Junior Subordinated Debt Securities.

         There can be no assurance as to the market prices for the Capital Securities or the Junior Subordinated Debt Securities that may be distributed in exchange for the Trust Securities if a dissolution and liquidation of the Trust were to occur. Accordingly, the Capital Securities that an investor may hold, or the Junior Subordinated Debt Securities that the investor may receive on dissolution and liquidation of the Trust, may trade at a discount to the price that the investor paid to purchase the Capital Securities.

SUBORDINATION OF COMMON SECURITIES

         Payment of Distributions on, and the Redemption Price of, the Capital Securities and Common Securities shall be made pro rata to the holders of Capital Securities and Common Securities based on the Liquidation Amount of the Trust Securities; provided, however, that if on any Distribution Date or Redemption Date any Event of Default resulting from a Debenture Event of Default shall have occurred and be continuing, no payment of any Distribution on, or applicable Redemption Price of, any of the Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of such Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all of the outstanding Capital Securities for all Distribution periods terminating on or prior thereto or, in the case of payment of the applicable Redemption Price, the full amount of such Redemption Price on all of the outstanding Capital Securities shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or the Redemption Price of, the Capital Securities then due and payable.

         In the case of any Event of Default under the Declaration resulting from a Debenture Event of Default, the Corporation as holder of the Common Securities will be deemed to have waived any right to act with respect to any such Event of Default until the effect of all such Events of Default have been cured, waived or otherwise eliminated. Until all such Events of Default have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of such Capital Securities and not on behalf of the Corporation as holder of the Common Securities, and only the holders of the Capital Securities will have the right to direct the Property Trustee to act on their behalf.

EVENTS OF DEFAULT; NOTICE

         Any one of the following events constitutes an "Event of Default" under the Declaration (an "Event of Default") (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                  (i) the occurrence of a Debenture Event of Default (see "Description of the Exchange Securities--Description of Junior Subordinated Debt Securities--Debenture Events of Default"); or

                  (ii) default by the Trust in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

                  (iii) default by the Trust in the payment of any Redemption Price of any Trust Security when it becomes due and payable; or

                  (iv) default in the performance, or breach, in any material respect, of any covenant or warranty of the Issuer Trustees in the Declaration (other than a covenant or warranty, a default in the performance of which or the breach of which is addressed in clause (ii) or (iii) above), and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the defaulting Issuer Trustee or Issuer Trustees by the holders of at least 25% in aggregate Liquidation Amount of the outstanding Capital Securities, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under the Declaration; or

                  (v) the occurrence of certain events of bankruptcy or insolvency with respect to the Property Trustee and the failure by the Corporation to appoint a successor Property Trustee within 60 days thereof.

         Within five Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee shall transmit notice of such Event of Default to the holders of the Capital Securities, the Administrative Trustees and the Corporation, as Depositor, unless such Event of Default shall have been cured or waived. The Corporation, as Depositor, and the Administrative Trustees are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the Declaration.

         If a Debenture Event of Default has occurred and is continuing, the Capital Securities shall have a preference over the Common Securities upon termination of the Trust as described above. See "--Liquidation of the Trust and Distribution of Junior Subordinated Debt Securities" and "--Subordination of Common Securities."

REMOVAL OF ISSUER TRUSTEES

         Unless a Debenture Event of Default shall have occurred and be continuing, any Issuer Trustee may be removed at any time by the holder of the Common Securities. If a Debenture Event of Default has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed at such time by the holders of a majority in Liquidation Amount of the outstanding Capital Securities. In no event will the holders of the Capital Securities have the right to vote to appoint, remove or replace the Administrative Trustees, which voting rights are vested exclusively in the Corporation as the holder of the Common Securities. No resignation or removal of an Issuer Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the Declaration.

CO-TRUSTEES AND SEPARATE PROPERTY TRUSTEE

         Unless an Event of Default shall have occurred and be continuing, at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust's property may at the time be located, the Corporation, as the holder of the Common Securities, and the Administrative Trustees shall have power to appoint one or more persons either to act as a co-trustee, jointly with the Property Trustee, of all or any part of such Trust's property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the Declaration. In case a Debenture Event of Default has occurred and is continuing, the Property Trustee alone shall have power to make such appointment.

MERGER OR CONSOLIDATION OF ISSUER TRUSTEES

         Any Person (as defined in the Declaration) into which the Property Trustee, the Delaware Trustee or any Administrative Trustee that is not a natural person may be merged or converted or with which it may be consolidated or any Person resulting from any merger, conversion or consolidation to which such Issuer Trustee shall be a party, or any Person succeeding to all or substantially all the corporate trust business of such Issuer Trustee, shall be the successor of such Issuer Trustee under the Declaration, provided such Person shall be otherwise qualified and eligible.

MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF THE TRUST

         The Trust may not merge with or into, consolidate, amalgamate or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other Person, except as described below or as otherwise set forth in the Declaration. The Trust may, at the request of the Corporation, as Depositor, with the consent of the Administrative Trustees but without the consent of the holders of the Capital Securities, the Property Trustee or the Delaware Trustee, merge with or into, consolidate, amalgamate or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, a trust organized as such under the laws of any State; provided, however, that (i) such successor entity either (a) expressly assumes all of the obligations of the Trust with respect to the Capital Securities or (b) substitutes for the Capital Securities other securities having substantially the same terms as the Capital Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Capital Securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) the Corporation expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the Junior Subordinated Debt Securities, (iii) the Successor Securities are listed or traded, or any Successor Securities will be listed or traded upon notification of issuance, on any national securities exchange or other organization on which the Capital Securities are then listed or traded, if any, (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Capital Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Capital Securities (including any Successor Securities) in any material respect,
(vi) such successor entity has a purpose identical to that of the Trust, (vii) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Corporation has received an opinion from independent counsel to the Trust experienced in such matters to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Capital Securities (including any Successor Securities) in any material respect, and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Trust nor such successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and (viii) the Corporation or any permitted successor or assign owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, the Trust shall not, except with the consent of holders of 100% in Liquidation Amount of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to, any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Trust or the successor entity to be classified as other than a grantor trust for United States Federal income tax purposes.

VOTING RIGHTS; AMENDMENT OF THE DECLARATION

         Except as provided below and under "Description of the Exchange Securities--Description of Guarantee--Amendments and Assignment" and as otherwise required by law and the Declaration, the holders of the Capital Securities will have no voting rights.

         The Declaration may be amended from time to time by the Corporation, the Property Trustee and the Administrative Trustees, without the consent of the holders of the Trust Securities, (i) to cure any ambiguity, correct or supplement any provision in the Declaration that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the Declaration which shall not be inconsistent with the other provisions of the Declaration, or (ii) to modify, eliminate or add to any provisions of the Declaration to such extent as shall be necessary to ensure that the Trust will be classified for United States Federal income tax purposes as a grantor trust at all times that any Trust Securities are outstanding or to ensure that the Trust will not be required to register as an "investment company" under the Investment Company Act; provided, however, that in the case of clause (i), such action shall not adversely affect in any material respect the interests of any holder of Trust Securities, and any amendments of the Declaration shall become effective when notice thereof is given to the holders of the Trust Securities. The Declaration may be amended by the Issuer Trustees and the Corporation with (i) the consent of holders representing not less than a majority (based upon Liquidation Amounts) of the outstanding Trust Securities, and (ii) receipt by the Issuer Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Issuer Trustees in accordance with such amendment will not affect the Trust's status as a grantor trust for United States Federal income tax purposes or the Trust's exemption from status as an "investment company" under the Investment Company Act. In addition, without the consent of each holder of Trust Securities, the Declaration may not be amended to (i) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date or (ii) restrict the right of a holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date.

         So long as any Junior Subordinated Debt Securities are held by the Trust, the Issuer Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or executing any trust or power conferred on the Property Trustee with respect to the Junior Subordinated Debt Securities, (ii) waive any past default that is waivable under Section 5.13 of the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Junior Subordinated Debt Securities shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or the Junior Subordinated Debt Securities, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of a majority in aggregate Liquidation Amount of all outstanding Capital Securities; provided, however, that where a consent under the Indenture would require the consent of each holder of Junior Subordinated Debt Securities affected thereby, no such consent shall be given by the Property Trustee without the prior consent of each holder of the Capital Securities. The Issuer Trustees shall not revoke any action previously authorized or approved by a vote of the holders of the Capital Securities except by subsequent vote of such holders.

The Property Trustee shall notify each holder of Capital Securities of any notice of default with respect to the Junior Subordinated Debt Securities. In addition to obtaining the foregoing approvals of such holders of the Capital Securities, prior to taking any of the foregoing actions, the Issuer Trustees shall obtain an opinion of counsel experienced in such matters to the effect that the Trust will not be classified as an association or a publicly traded partnership taxable as a corporation for United States Federal income tax purposes on account of such action.

         Any required approval of holders of Capital Securities may be given at a meeting of such holders convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of Capital Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of Capital Securities in the manner set forth in the Declaration.

         No vote or consent of the holders of Capital Securities will be required for the Trust to redeem and cancel the Capital Securities in accordance with the Declaration.

         Notwithstanding that holders of the Capital Securities are entitled to vote or consent under any of the circumstances described above, any of the Capital Securities that are owned by the Corporation, the Issuer Trustees or any affiliate of the Corporation or any Issuer Trustees shall, for purposes of such vote or consent, be treated as if they were not outstanding.

EXPENSES AND TAXES

         In the Indenture, the Corporation, as borrower, has agreed to pay all debts and other obligations (other than with respect to the Capital Securities) and all costs and expenses of the Trust (including the fees and expenses of the Issuer Trustees and the costs and expenses relating to the operation of the Trust and the Exchange Offer)and to pay any and all taxes and all costs and expenses with respect to the foregoing (other than United States withholding taxes) to which the Trust might become subject. The foregoing obligations of the Corporation under the Indenture are for the benefit of, and shall be enforceable by, any person to whom any such debts, obligations, costs, expenses and taxes are owed (a "Creditor"), whether or not such Creditor has received notice thereof. Any such Creditor may enforce such obligations of the Corporation directly against the Corporation, and the Corporation has irrevocably waived any right or remedy to require that any such Creditor take any action against the Trust or any other person before proceeding against the Corporation. The Corporation has also agreed in the Indenture to execute such additional agreement(s) as may be necessary or desirable to give full effect to the foregoing.

FORM, DENOMINATION, BOOK-ENTRY PROCEDURES AND TRANSFER

         In the event that Exchange Capital Securities are issued in certificated form, such Exchange Capital Securities will be in blocks having a Liquidation Amount of not less than $100,000 (100 Exchange Capital Securities) and may be transferred or exchanged in such blocks in the manner and at the offices described below.

         The Exchange Capital Securities initially will be represented by one or more Exchange Capital Securities in registered, global form (collectively, the "Global Exchange Capital Securities"). The Global Exchange Capital Securities will be deposited upon issuance with the Property Trustee as custodian for DTC, in New York, New York, and will be registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

         Except as set forth below, the Global Exchange Capital Securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee and only in amounts that would not cause a holder to own less than 100 Exchange Capital Securities. Beneficial interests in the Global Exchange Capital Securities may not be exchanged for Exchange Capital Securities in certificated form except in the limited circumstances described below. See "--Exchange of Book-Entry Exchange Capital Securities for Certificated Exchange Capital Securities." Transfer of beneficial interests in the Global Exchange Capital Securities will be subject to the applicable rules and procedures of DTC and its direct or indirect participants which may change from time to time.

DEPOSITARY PROCEDURES

         DTC has advised the Trust and the Corporation as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes to accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

         DTC has also advised the Trust and the Corporation that, pursuant to procedures established by it, (i) upon deposit of the Global Exchange Capital Securities, DTC will credit the accounts of Participants designated by the Exchange Agent with portions of the principal amount of the Global Exchange Capital Securities and (ii) ownership of such interests in the Global Exchange Capital Securities will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Exchange Capital Securities).

         Investors in the Global Exchange Capital Securities may hold their interests therein directly through DTC, if they are Participants in DTC, or indirectly through organizations which are Participants in such system. All interests in a Global Exchange Capital Security will be subject to the procedures and requirements of DTC. The laws of some states require that certain persons take physical delivery in certificated form. Consequently, the ability to transfer beneficial interests in a Global Exchange Capital Security to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having beneficial interests in a Global Exchange Capital Security to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests. For certain other restrictions on the transferability of the Exchange Capital Securities, see "--Exchange of Book-Entry Exchange Capital Securities for Certificated Exchange Capital Securities."

         Except as described below, owners of beneficial interests in the Global Exchange Capital Securities will not be entitled to have Exchange Capital Securities registered in their names, will not receive or be entitled to receive physical delivery of Exchange Capital Securities in certificated form and will not be considered the registered owners or holders thereof under the Declaration for any purpose.

         Payments in respect of the Global Exchange Capital Security registered in the name of DTC or its nominee will be payable by the Property Trustee to DTC or its nominee as the registered holder under the Declaration by wire transfer in immediately available funds on each payment date. Under the terms of the Declaration, the Property Trustee will treat the persons in whose names the Exchange Capital Securities, including the Global Exchange Capital Securities, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Property Trustee nor any agent thereof has or will have any responsibility or liability for (i) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Exchange Capital Securities, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Exchange Capital Securities or (ii) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants. DTC has advised the Trust and the Corporation that its current practice, upon receipt of any payment in respect of securities such as the Exchange Capital Securities, is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in Liquidation Amount of beneficial interests in the Global Exchange Capital Security, as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of Exchange Capital Securities represented by Global Exchange Capital Securities held through such Participants will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Property Trustee or the Trust. Neither the Trust nor the Property Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Exchange Capital Securities, and the Trust and the Property Trustee may conclusively rely on and will be fully protected in relying on instructions from DTC or its nominee for all purposes.

         Interests in the Global Exchange Capital Securities will trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its Participants. Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds.

         DTC has advised the Trust and the Corporation that it will take any action permitted to be taken by a holder of Exchange Capital Securities (including, without limitation, the presentation of Exchange Capital Securities for exchange as described below) only at the direction of one or more Participants to whose account with DTC interests in the Global Exchange Capital Securities are credited and only in respect of such portion of the aggregate Liquidation Amount of the Exchange Capital Securities represented by the Global Exchange Capital Securities as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Declaration, DTC reserves the right to exchange the Global Exchange Capital Securities for legended Exchange Capital Securities in certificated form and to distribute such Exchange Capital Securities to its Participants.

         So long as DTC or its nominee is the registered owner of the Global Exchange Capital Securities, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Exchange Capital Securities represented by the Global Exchange Capital Security for all purposes under the Declaration.

         The information in this section concerning DTC and its book-entry system has been obtained from sources that the Trust and the Corporation believe to be reliable, but neither the Trust nor the Corporation takes responsibility for the accuracy thereof.

         Although DTC has agreed to the foregoing procedures to facilitate transfers of interest in the Global Exchange Capital Securities among Participants in DTC, it is under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Trust nor the Property Trustee will have any responsibility for the performance by DTC or its Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations.

EXCHANGE OF BOOK-ENTRY EXCHANGE CAPITAL SECURITIES FOR CERTIFICATED EXCHANGE CAPITAL SECURITIES

         A Global Exchange Capital Security is exchangeable for Exchange Capital Securities in registered certificated form if (i) DTC (x) notifies the Trust that it is no longer willing or able to properly discharge its responsibilities with respect to the Exchange Capital Securities and the Corporation is unable to locate a qualified successor or (y) has ceased to be a clearing agency registered under the Exchange Act; (ii) the Corporation at its option elects to terminate the book-entry system through DTC; or (iii) there shall have occurred and be continuing a Debenture Event of Default. In addition, beneficial interests in a Global Exchange Capital Security may be exchanged by or on behalf of DTC for certificated Exchange Capital Securities upon request by DTC but only upon at least 20 days prior written notice given to the Property Trustee in accordance with DTC's customary procedures. In all cases, certificated Exchange Capital Securities delivered in exchange for any Global Exchange Capital Security or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of DTC (in accordance with its customary procedures).

PAYMENT AND PAYING AGENCY

         Payments in respect of the Exchange Capital Securities held in global form shall be made to DTC, which shall credit the relevant accounts at the Depositary on the applicable Distribution Dates, and payments in respect of the Exchange Capital Securities that are not held by the Depositary shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the register. The paying agent (the "Paying Agent") shall initially be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Administrative Trustees and the Corporation. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Property Trustee, the Administrative Trustees and the Corporation. In the event that the Property Trustee shall no longer be the Paying Agent, the Administrative Trustees shall appoint a successor (which shall be a bank or trust company acceptable to the Administrative Trustees and the Corporation) to act as Paying Agent.

RESTRICTIONS ON TRANSFER

         The Exchange Capital Securities will be issued, and may be transferred only, in blocks having a Liquidation Amount of not less than $100,000 (100 Exchange Capital Securities). Any attempted transfer, sale or other disposition of Exchange Capital Securities in a block having a Liquidation Amount of less than $100,000 shall be deemed to be void and of no legal effect whatsoever. Any such transferee shall be deemed not to be the holder of such Exchange Capital Securities for any purpose, including but not limited to the receipt of Distributions on such Exchange Capital Securities, and such transferee shall be deemed to have no interest whatsoever in such Exchange Capital Securities.

         Bankers Trust Company has informed the Trust that so long as it serves as paying agent for the Capital Securities, it anticipates that information regarding Distributions on the Capital Securities, including payment date, record date and redemption information, will be made available through Bankers Trust Company at 1-800-735-7777.

RATING


         The Exchange Capital Securities are expected to retain the "A+" rating issued by Standard & Poor's Rating Services and the "a1" rating issued by Moody's Investor Services, Inc. in respect of the Old Capital Securities.


REGISTRAR AND TRANSFER AGENT

         The Property Trustee will act as registrar and transfer agent for the Exchange Capital Securities.

         Registration of transfers of the Exchange Capital Securities will be effected without charge by or on behalf of the Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Trust will not be required to register or cause to be registered the transfer of the Exchange Capital Securities after they have been called for redemption.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

         The Property Trustee, other than during the occurrence and continuance of an Event of Default, undertakes to perform only such duties as are specifically set forth in the Declaration and, during the existence of an Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Declaration at the request of any holder of Trust Securities unless it is offered indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred thereby. If no Event of Default has occurred and is continuing and the Property Trustee is required to decide between alternative causes of action, construe ambiguous provisions in the Declaration or is unsure of the application of any provision of the Declaration, and the matter is not one on which holders of the Capital Securities or the Common Securities are entitled under the Declaration to vote, then the Property Trustee shall take such action as is directed by the Corporation and, if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the Trust Securities and will have no liability except for its own bad faith, negligence or willful misconduct.

MISCELLANEOUS

         The Administrative Trustees are authorized and directed to conduct the affairs of and to operate the Trust in such a way that the Trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act or classified as an association or a publicly traded partnership taxable as a corporation for United States Federal income tax purposes and so that the Junior Subordinated Debt Securities will be treated as indebtedness of the Corporation for United States Federal income tax purposes. In this connection, the Corporation and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Trust or the Declaration, that the Corporation and the Administrative Trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the Trust Securities.


               DESCRIPTION OF JUNIOR SUBORDINATED DEBT SECURITIES

         The Old Junior Subordinated Debt Securities were issued and the Exchange Junior Subordinated Debt Securities will be issued as a single series under the Indenture. The Indenture has been qualified under the Trust Indenture Act. This summary of certain terms and provisions of the Junior Subordinated Debt Securities and the Indenture does not purport to be complete, and where reference is made to particular provisions of the Indenture, such provisions, including the definitions of certain terms, some of which are not otherwise defined herein, are qualified in their entirety by reference to all of the provisions of the Indenture and those terms made a part of the Indenture by the Trust Indenture Act.

GENERAL

         Concurrently with the issuance of the Old Capital Securities, the Trust invested the proceeds thereof, together with the consideration paid by the Corporation for the Common Securities, in the Old Junior Subordinated Debt Securities issued by the Corporation. Pursuant to the Exchange Offer, the Corporation will exchange the Old Junior Subordinated Debt Securities for the Exchange Junior Subordinated Debt Securities as soon as practicable after the date hereof. No Old Junior Subordinated Debt Securities will remain outstanding after such exchange. The following is a description of the

Exchange Junior Subordinated Debt Securities (referred to in this section as the "Junior Subordinated Debt Securities").

         The Junior Subordinated Debt Securities will bear interest at the annual rate of 7.53% of the principal amount thereof, payable semi-annually in arrears on June 4 and December 4 of each year (each, an "Interest Payment Date"), commencing June 4, 1997, to the person in whose name each Junior Subordinated Debt Security is registered, subject to certain exceptions, at the close of business on the Business Day next preceding such Interest Payment Date. It is anticipated that, until the liquidation of the Trust, each Junior Subordinated Debt Security will be in the name of the Trust and will be held by the Property Trustee in trust for the benefit of the holders of the Trust Securities. Notwithstanding the registration of the Junior Subordinated Debt Securities under the Securities Act, the Junior Subordinated Debt Securities may not be offered for resale, resold or otherwise transferred by the Trust without further compliance with the registration and prospectus delivery requirements of the Securities Act. If the Junior Subordinated Debt Securities are distributed to the holders of the Capital Securities, however, the Trust and the Corporation believe (based on existing interpretations by the staff of the Commission) such holders would be permitted, subject to certain limitations, to offer for resale, resell or transfer the Junior Subordinated Debt Securities without further compliance with the registration and prospectus delivery requirements of the Securities Act. See "The Exchange Offer--Resales of Exchange Capital Securities." The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Junior Subordinated Debt Securities is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date such payment was originally payable. Accrued interest that is not paid on the applicable Interest Payment Date will bear additional interest on the amount thereof (to the extent permitted by law) at the rate per annum of 7.53% thereof, compounded semi-annually from the relevant Interest Payment Date. The term "interest" as used herein shall include semi-annual interest payments and interest on semi-annual interest payments not paid on the applicable Interest Payment Date.

         The Junior Subordinated Debt Securities will mature on December 4,
2026.

         The Junior Subordinated Debt Securities will be unsecured and will rank junior and be subordinate in right of payment to all Senior Debt of the Corporation. Because the Corporation is a bank holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary, including the Bank, upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the Junior Subordinated Debt Securities to benefit from such distribution), is subject to the prior claims of creditors of such subsidiary, except to the extent that the Corporation may itself be recognized as a creditor of such subsidiary. Accordingly, the Junior Subordinated Debt Securities will be subordinated to all Senior Debt and effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries, and holders of Junior Subordinated Debt Securities should look only to the assets of the Corporation for payments on the Junior Subordinated Debt Securities. The Indenture does not limit the incurrence or issuance of other secured or unsecured debt of the Corporation, including Senior Debt, whether under the Indenture or any existing or other indenture that the Corporation may enter into in the future or otherwise. See "--Subordination."

         The Junior Subordinated Debt Securities will rank pari passu with all Other Debentures issued under the Indenture and will be unsecured and subordinate and junior in right of payment to the extent and in the manner set forth in the Indenture to all Senior Debt of the Corporation. See "--Subordination." The Corporation is a non-operating holding company and almost all of the operating assets of the Corporation and its consolidated subsidiaries are owned by such subsidiaries. The Corporation relies primarily on dividends from such subsidiaries to meet its obligations. The Corporation is a legal entity separate and distinct from its banking and non-banking affiliates. The Bank is the Corporation's principal asset and source of revenue and net income. The Bank is subject to certain restrictions imposed by federal law on any extensions of credit to, and certain other transactions with, the Corporation and certain other affiliates, and on investments in stock or other securities thereof. Such restrictions prevent the Corporation and such other affiliates from borrowing from the Bank unless the loans are secured by various types of collateral. Further, such secured loans, other transactions and investments by the Bank are generally limited in amount as to the Corporation and as to each of such other affiliates to 10% of the Bank's capital and surplus and as to the Corporation and all of such other affiliates to an aggregate of 20% of the Bank's capital and surplus. In addition, payment of dividends to the Corporation by the Bank is subject to ongoing review by banking regulators and is subject to various statutory limitations and in certain circumstances requires approval by banking regulatory authorities. The Other Debentures are issuable in one or more series pursuant to an indenture supplemental to the Indenture or a resolution of the Corporation's Board of Directors or a committee thereof.

DENOMINATIONS, REGISTRATION AND TRANSFER

         The Junior Subordinated Debt Securities will be represented by one or more global certificates registered in the name of Cede & Co. as the nominee of DTC if, and only if, distributed to the holders of the Trust Securities. Until such time, the Junior Subordinated Debt Securities will be registered in the name of the Trust and held by the Property Trustee. Should the Junior Subordinated Debt Securities be distributed to holders of the Trust Securities, beneficial interests in the Junior Subordinated Debt Securities will be shown on, and transfers thereof will be effected only through, records maintained by Participants in DTC. Except as described below, Junior Subordinated Debt Securities in certificated form will not be issued in exchange for the global certificates.

         A global security shall be exchangeable for Junior Subordinated Debt Securities registered in the names of persons other than Cede & Co. only if (i) DTC notifies the Corporation that it is unwilling or unable to continue as a depositary for such global security and no successor depositary shall have been appointed, or if at any time DTC ceases to be a "clearing agency" registered under the Exchange Act, at a time when DTC is required to be so registered to act as such depositary, (ii) the Corporation in its sole discretion determines that such global security shall be so exchangeable, or (iii) there shall have occurred and be continuing a Debenture Event of Default. Any global security that is exchangeable pursuant to the preceding sentence shall be exchangeable for certificates registered in such names as DTC shall direct. It is expected that such instructions will be based upon directions received by DTC from its Participants with respect to ownership of beneficial interests in such global security. In the event that Junior Subordinated Debt Securities are issued in certificated form, such Junior Subordinated Debt Securities will be in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof and may be transferred or exchanged only in such minimum denominations and in the manner and at the offices described below.

         Payments on Junior Subordinated Debt Securities represented by a global security will be made to DTC, as the depositary for the Junior Subordinated Debt Securities. In the event Junior Subordinated Debt Securities are issued in certificated form, principal and interest will be payable, the transfer of the Junior Subordinated Debt Securities will be registrable, and Junior Subordinated Debt Securities will be exchangeable for Junior Subordinated Debt Securities of other denominations of a like aggregate principal amount, at the corporate office of the Debenture Trustee in New York, New York, or at the offices of any paying agent or transfer agent appointed by the Corporation, provided that payment of interest may be made at the option of the Corporation by check mailed to the address of the persons entitled thereto or by wire transfer. In addition, if the Junior Subordinated Debt Securities are issued in certificated form, the record dates for payment of interest will be the May 20 or November 20, as the case may be, next preceding the relevant Interest Payment Date.

         For a description of DTC and the terms of the depositary arrangements relating to payments, transfers, voting rights, redemptions and other notices and other matters, see "Description of the Exchange Securities--Description of Capital Securities--Form, Denomination, Book-Entry Procedures and Transfer." If the Junior Subordinated Debt Securities are distributed to the holders of the Trust Securities upon the termination of the Trust, the form, denomination, book-entry and transfer procedures with respect to the Exchange Capital Securities, as described under "Description of the Exchange Securities--Description of Capital Securities--Form, Denomination, Book-Entry Procedures and Transfer," shall apply to the Junior Subordinated Debt Securities mutatis mutandis.

PAYMENT AND PAYING AGENTS

         Payment of principal of (and premium, if any) and any interest on Junior Subordinated Debt Securities will be made at the office of the Debenture Trustee in the City of New York or at the office of such Paying Agent or Paying Agents as the Corporation may designate from time to time, except that at the option of the Corporation payment of any interest may be made (except in the case of Junior Subordinated Debt Securities in global form), (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the register for Junior Subordinated Debt Securities or (ii) by transfer to an account maintained by the person entitled thereto as specified in such register, provided that proper transfer instructions have been received by the relevant Record Date. Payment of any interest on any Junior Subordinated Debt Security will be made to the person in whose name such Junior Subordinated Debt Security is registered at the close of business on the Record Date for such interest, except in the case of defaulted interest. The Corporation may at any time designate additional Paying Agents or rescind the designation of any Paying Agent; however the Corporation will at all times be required to maintain a Paying Agent in each Place of Payment (as defined in the Indenture) for the Junior Subordinated Debt Securities.

         Any moneys deposited with the Debenture Trustee or any Paying Agent, or then held by the Corporation in trust, for the payment of the principal of (and premium, if any) or interest on any Junior Subordinated Debt Security and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall, at the request of the Corporation, be repaid to the Corporation and the holder of such Junior Subordinated Debt Security shall thereafter look, as a general unsecured creditor, only to the Corporation for payment thereof.

OPTION TO EXTEND INTEREST PAYMENT PERIOD

         So long as no Debenture Event of Default has occurred and is continuing, the Corporation has the right under the Indenture to defer the payment of interest at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period; provided, however, that no Extension Period may end on a date other than an Interest Payment Date or extend beyond the Stated Maturity of the Junior Subordinated Debt Securities. At the end of an Extension Period, the Corporation must pay all interest then accrued and unpaid on the Junior Subordinated Debt Securities (together with interest thereon at the annual rate of 7.53%, compounded semi-annually from the relevant Interest Payment Date, to the extent permitted by applicable law). During an Extension Period, interest will continue to accrue and holders of Junior Subordinated Debt Securities (and holders of the Capital Securities while Capital Securities are outstanding) will be required to accrue interest income for United States Federal income tax purposes. See "Certain United States Federal Income Tax Consequences--Interest Income and Original Issue Discount."

         During any Extension Period, the Corporation may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Corporation's capital stock (which includes common and preferred stock), (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation (including any Other Debentures) that rank pari passu in all respects with or junior in interest to the Junior Subordinated Debt Securities or (iii) make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation (including any Other Guarantees) if such guarantee ranks pari passu in all respects with or junior in interest to the Junior Subordinated Debt Securities (other than (a) dividends or distributions in common stock of the Corporation, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, (d) purchases or acquisitions of shares of the Corporation's common stock in connection with the satisfaction by the Corporation of its obligations under any employee benefit plan or any other contractual obligation of the Corporation (other than a contractual obligation ranking pari passu in all respects with or junior to the Junior Subordinated Debt Securities), (e) as a result of a reclassification of the Corporation's capital stock or the exchange or conversion of one class or series of the Corporation's capital stock for another class or series of the Corporation's capital stock or (f) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged). Prior to the termination of any Extension Period, the Corporation may further extend such Extension Period; provided, however, that such extension does not cause such Extension Period to exceed 10 consecutive semi-annual periods, to end on a date other than an Interest Payment Date or to extend beyond the Stated Maturity. Upon the termination of any Extension Period and the payment of all interest then accrued and unpaid on the Junior Subordinated Debt Securities (together with interest thereon at the annual rate of 7.53%, compounded semi-annually, to the extent permitted by applicable law), the Corporation may elect to begin a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The Corporation must give the Property Trustee, the Administrative Trustees and the Debenture Trustee notice of its election of any Extension Period (or an extension thereof) at least five Business Days prior to the earlier of (i) the date the Distributions on the Trust Securities would have been payable except for the election to begin or extend such Extension Period or (ii) the date the Administrative Trustees are required to give notice to any automated quotation system or to holders of Capital Securities of the record date or the date such Distributions are payable, but in any event not less than five Business Days prior to such record date. The Debenture Trustee shall give notice of the Corporation's election to begin or extend a new Extension Period to the holders of the Capital Securities. There is no limitation on the number of times that the Corporation may elect to begin an Extension Period.

OPTIONAL REDEMPTION

         The Junior Subordinated Debt Securities will be redeemable, in whole or in part, at the option of the Corporation at any time on or after December 4, 2006, subject to the Corporation having received prior approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve, at a redemption price (the "Optional Prepayment Price") equal to the following prices, expressed in percentages of the principal amount of the Junior Subordinated Debt Securities together with accrued but unpaid interest to but excluding the date fixed for redemption. If redeemed during the 12-month period beginning December 4:



                                                        Redemption
         Year                                             Price
         ----                                             -----
         2006                                            103.765%
         2007                                            103.389
         2008                                            103.01
         2009                                            102.6355
         2010                                            102.259
         2011                                            101.8825
         2012                                            101.506
         2013                                            101.1295
         2014                                            100.753
         2015                                            100.3765

         and at 100% on or after December 4, 2016.

TAX EVENT PREPAYMENT

         If a Tax Event shall occur and be continuing, the Corporation may, at its option and subject to receipt of prior approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve, terminate the Trust and distribute the Junior Subordinated Debt Securities to the holders of the Trust Securities at any time within 90 days of the occurrence of such Tax Event and, if such Tax Event continues notwithstanding the taking of such actions, to prepay the Junior Subordinated Debt Securities in whole (but not in part) at a prepayment price (the "Tax Event Prepayment Price") equal to 100% of the principal amount of such Junior Subordinated Debt Securities plus accrued interest thereon to the date of prepayment. See "Description of the Exchange Securities--Description of Capital Securities--Liquidation of the Trust and Distribution of Junior Subordinated Debt Securities."

         "Tax Event" means the receipt by the Corporation of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced proposed change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which proposed change, pronouncement or decision is announced on or after the date the Old Junior Subordinated Debt Securities were issued, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date of such opinion, subject to United States Federal income tax with respect to income received or accrued on the Junior Subordinated Debt Securities, (ii) interest payable by the Corporation on the Junior Subordinated Debt Securities is not, or within 90 days of the date of such opinion, will not be, deductible by the Corporation, in whole or in part, for United States Federal income tax purposes or (iii) the Trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

         Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Junior Subordinated Debt Securities at its registered address. Unless the Corporation defaults in payment of the Tax Event Prepayment Price, on and after the prepayment date interest shall cease to accrue on the Junior Subordinated Debt Securities.

RESTRICTIONS ON CERTAIN PAYMENTS

         The Corporation also covenanted that it will not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Corporation's capital stock (which includes common and preferred stock),(ii) make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any debt securities of the Corporation (including Other Debentures) that rank pari passu in all respects with or junior in interest to the Junior Subordinated Debt Securities or (iii) make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation (including under Other Guarantees) if such guarantee ranks pari passu in all respects with or junior in interest to the Junior Subordinated Debt Securities (other than (a) dividends or distributions in common stock of the Corporation, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, (d) purchases or acquisitions of shares of the Corporation's common stock in connection with the satisfaction by the Corporation of its obligations under any employee benefit plan or any other contractual obligation of the Corporation (other than a contractual obligation ranking pari passu in all respects with or junior to the Junior Subordinated Debt Securities), (e) as a result of a reclassification of the Corporation's capital stock or the exchange or conversion of one class or series of the Corporation's capital stock for another class or series of the Corporation's capital stock or (f) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged) if at such time
(i) there shall have occurred a Debenture Event of Default, (ii) the Corporation shall be in default with respect to its payment of any obligations under the Guarantee or

(iii) the Corporation shall have given notice of its election of an Extension Period as provided in the Indenture and shall not have rescinded such notice, or such Extension Period, or any extension thereof, shall be continuing.

MODIFICATION OF INDENTURE

         From time to time the Corporation and the Debenture Trustee may, without the consent of the holders of Junior Subordinated Debt Securities, amend, waive or supplement the Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies (provided that any such action does not materially adversely affect the interest of the holders of Junior Subordinated Debt Securities or the holders of the Capital Securities so long as they remain outstanding) and qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act. The Indenture contains provisions permitting the Corporation and the Debenture Trustee, with the consent of the holders of not less than a majority in principal amount of Junior Subordinated Debt Securities, to modify the Indenture in a manner affecting the rights of the holders of Junior Subordinated Debt Securities; provided, however, that no such modification may, without the consent of the holder of each outstanding Junior Subordinated Debt Security so affected, (i) change the Stated Maturity, or reduce the principal amount of the Junior Subordinated Debt Securities, or reduce the rate or extend the time of payment of interest thereon or (ii) reduce the percentage of principal amount of Junior Subordinated Debt Securities, the holders of which are required to consent to any such modification of the Indenture.

         In addition, the Corporation and the Debenture Trustee may execute, without the consent of any holder of Junior Subordinated Debt Securities, any supplemental Indenture for the purpose of creating any Other Debentures.

DEBENTURE EVENTS OF DEFAULT

         The Indenture provides that any one or more of the following described events with respect to the Junior Subordinated Debt Securities that has occurred and is continuing constitutes a "Debenture Event of Default":

         (i) failure for 30 days to pay any interest on the Junior Subordinated Debt Securities when due (subject to the deferral of any due date in the case of an Extension Period); or

         (ii) failure to pay any principal or premium, if any, on the Junior Subordinated Debt Securities when due, whether at maturity, upon redemption, by declaration of acceleration or otherwise; or

         (iii) failure to observe or perform in any material respect certain other covenants contained in the Indenture for 90 days after written notice to the Corporation from the Debenture Trustee or the holders of at least 25% in aggregate outstanding principal amount of the Junior Subordinated Debt Securities; or

         (iv) certain events in bankruptcy, insolvency or reorganization of the Corporation; or

         (v) the voluntary or involuntary dissolution, winding-up or termination of the Trust, except in connection with the distribution of the Junior Subordinated Debt Securities to the holders of Trust Securities in liquidation of the Trust, the redemption of all of the Trust Securities of the Trust, or certain mergers, consolidations or amalgamations, each as permitted by the Declaration.

         The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debt Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee. The Debenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the Junior Subordinated Debt Securities may declare the principal due and payable immediately upon a Debenture Event of Default and, should the Debenture

Trustee or such holders of Junior Subordinated Debt Securities fail to make such declaration, the holders of at least 25% in aggregate Liquidation Amount of the Capital Securities shall have such right. The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debt Securities may annul such declaration and waive the default if the default (other than the non-payment of the principal of the Junior Subordinated Debt Securities which has become due solely by such acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee. Should the holders of Junior Subordinated Debt Securities fail to annul such declaration and waive such default, the holders of a majority in aggregate Liquidation Amount of the Capital Securities shall have such right.

         The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debt Securities affected thereby may, on behalf of the holders of all the Junior Subordinated Debt Securities, waive any past default, except a default in the payment of principal or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Junior Subordinated Debt Security. Should the holders of such Junior Subordinated Debt Securities fail to annul such declaration and waive such default, the holders of a majority in aggregate Liquidation Amount of the Capital Securities shall have such right. The Corporation is required to file annually with the Debenture Trustee a certificate as to whether or not the Corporation is in compliance with all the conditions and covenants applicable to it under the Indenture.

         In case a Debenture Event of Default shall occur and be continuing, the Property Trustee will have the right to declare the principal of and the interest on the Junior Subordinated Debt Securities, and any other amounts payable under the Indenture, to be forthwith due and payable and to enforce its other rights as a creditor with respect to the Junior Subordinated Debt Securities.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF CAPITAL SECURITIES

         If a Debenture Event of Default has occurred and is continuing and such event is attributable to the failure of the Corporation to pay interest or principal on the Junior Subordinated Debt Securities on the date such interest or principal is otherwise payable, a holder of Capital Securities may institute a Direct Action. The Corporation may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the Capital Securities. If the right to bring a Direct Action is removed following the Exchange Offer, the Trust may become subject to the reporting obligations under the Securities Exchange Act of 1934, as amended. Notwithstanding any payments made to a holder of Capital Securities by the Corporation in connection with a Direct Action, the Corporation shall remain obligated to pay the principal of or interest on the Junior Subordinated Debt Securities, and the Corporation shall be subrogated to the rights of the holder of such Capital Securities with respect to payments on the Capital Securities to the extent of any payments made by the Corporation to such holder in any Direct Action.

         The holders of the Capital Securities will not be able to exercise directly any remedies, other than those set forth in the preceding paragraph, available to the holders of the Junior Subordinated Debt Securities unless there shall have been an Event of Default under the Declaration. See "Description of the Exchange Securities--Description of Capital Securities--Events of Default; Notice."

CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

         The Indenture provides that the Corporation shall not consolidate with or merge with or into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and no Person shall consolidate with or merge with or into the Corporation or convey, transfer or lease its properties and assets substantially as an entirety to the Corporation, unless (i) in case the Corporation consolidates with or merges with or into another Person or conveys or transfers its properties and assets substantially as an entirety to any Person, the successor Person is organized under the laws of the United States or any state or the District of Columbia, and such successor Person expressly assumes the Corporation's obligations on the Junior Subordinated Debt Securities;(ii) immediately after giving effect thereto, no Debenture Event of Default, and no event which, after notice or lapse of time or both, would become a Debenture Event of Default, shall have occurred and be continuing; (iii) such transaction is permitted under the Declaration and the Guarantee and does not give rise to any breach or violation of the Declaration or the Guarantee; and
(iv) certain other conditions as prescribed in the Indenture are met.

         The general provisions of the Indenture do not afford holders of the Junior Subordinated Debt Securities protection in the event of a highly leveraged or other transaction involving the Corporation that may adversely affect holders of the Junior Subordinated Debt Securities.

SUBORDINATION

         In the Indenture, the Corporation has covenanted and agreed that any Junior Subordinated Debt Securities issued thereunder shall be subordinate and junior in right of payment to all Senior Debt to the extent provided in the Indenture. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of the Corporation, the holders of Senior Debt will first be entitled to receive payment in full of principal of (and premium, if any) and interest, if any, on such Senior Debt before the holders of Junior Subordinated Debt Securities will be entitled to receive or retain any payment or distribution in respect thereof; provided, however, that holders of Senior Debt shall not be entitled to receive payment of any such amounts to the extent that such holders would be required by the subordination provisions of such Senior Debt to pay such amounts over to the obligees on trade accounts payable or other liabilities arising in the ordinary course of business.

         In the event of the acceleration of the maturity of the Junior Subordinated Debt Securities, the holders of all Senior Debt outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due thereon (including any amounts due upon acceleration) before the holders of the Junior Subordinated Debt Securities will be entitled to receive or retain any payment in respect of the principal of (or premium, if any) or interest, if any, on the Junior Subordinated Debt Securities; provided, however, that holders of Senior Debt shall not be entitled to receive payment of any such amounts to the extent that such holders would be required by the subordination provisions of such Senior Debt to pay such amounts over to the obligees on trade accounts payable or other liabilities arising in the ordinary course of business.

         In the event that the Corporation shall default in the payment of any principal, premium, if any, or interest, if any, on any Senior Debt when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration of acceleration or otherwise, then, unless and until such default shall have been cured or waived or shall have ceased to exist or all Senior Debt shall have been paid, no direct or indirect payment (in cash, property, securities, by set-off or otherwise) shall be made or agreed to be made for principal, premium, if any, or interest, if any, on the Junior Subordinated Debt Securities, or in respect of any redemption, repayment, retirement, purchase or other acquisition of any of the Junior Subordinated Debt Securities.

         "Debt" means (i) the principal of and premium, if any, and unpaid interest on indebtedness for money borrowed, (ii) purchase money and similar obligations, (iii) obligations under capital leases, (iv) guarantees, assumptions or purchase commitments relating to, or other transactions as a result of which the Corporation is responsible for the payment of such indebtedness of others, (v) renewals, extensions and refunding of any such indebtedness, (vi) interest or obligations in respect of any such indebtedness accruing after the commencement of any insolvency or bankruptcy proceedings and
(vii) obligations associated with derivative products such as interest rate and currency exchange contracts, foreign exchange contracts, commodity contracts and similar arrangements.

         "Senior Debt" means the principal of (and premium, if any) and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Corporation whether or not such claim for post-petition interest is allowed in such proceeding), on Debt of the Corporation, whether incurred on or prior to the date of the Indenture or thereafter incurred, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to the Junior Subordinated Debt Securities or the Other Debentures; provided, however, that Senior Debt shall not be deemed to include (i) any Debt of the Corporation which when incurred and without respect to any election under Section 1111(b) of the United States Bankruptcy Code of 1978, as amended, was without recourse to the Corporation, (ii) any Debt of the Corporation to any of its subsidiaries, (iii) Debt to any employee of the Corporation, (iv) Debt which by its terms is subordinated to trade accounts payable or accrued liabilities arising in the ordinary course of business to the extent that payments made to the holders of such Debt by the holders of the Junior Subordinated Debt Securities as a result of the subordination provisions of the Indenture would be greater than such payments otherwise would have been as a result of any obligation of such holders of such Debt to pay amounts over to the obligees on such trade accounts payable or accrued liabilities arising in the ordinary course of business as a result of subordination provisions to which such Debt is subject; and (v) any other debt securities issued pursuant to the Indenture.

         The Indenture places no limitation on the amount of Senior Debt that may be incurred by the Corporation. The Corporation expects from time to time to incur additional indebtedness constituting Senior Debt.

RESTRICTIONS ON TRANSFER

         The Junior Subordinated Debt Securities will be issued, and may be transferred only, in minimum denominations of not less than $1,000 and multiples of $1,000 in excess thereof. Any transfer, sale or other disposition of Junior Subordinated Debt Securities in a denomination of less than $1,000 shall be deemed to be void and of no legal effect whatsoever. Any such transferee shall be deemed not to be the holder of such Junior Subordinated Debt Securities for any purpose, including but not limited to the receipt of payments on such Junior Subordinated Debt Securities, and such transferee shall be deemed to have no interest whatsoever in such Junior Subordinated Debt Securities.

GOVERNING LAW

         The Indenture and the Junior Subordinated Debt Securities will be governed by and construed in accordance with the laws of the State of New York.

INFORMATION CONCERNING THE DEBENTURE TRUSTEE

         The Debenture Trustee is subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Debenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Junior Subordinated Debt Securities, unless offered indemnity satisfactory to it by such holder against the costs, expenses and liabilities which might be incurred thereby. The Debenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.


                            DESCRIPTION OF GUARANTEE

         The Old Guarantee was executed and delivered by the Corporation concurrently with the issuance by the Trust of the Old Capital Securities for the benefit of the holders from time to time of the Old Capital Securities and the Common Securities. As soon as practicable after the date hereof, the Old


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
Guarantee will be exchanged by the Corporation for the Exchange Guarantee. The Old Guarantee shall be of no force and effect after such exchange. This summary of certain provisions of the Exchange Guarantee does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Exchange Guarantee, including the definitions therein of certain terms, and the Trust Indenture Act. The Guarantee Trustee will hold the Exchange Guarantee for the benefit of the holders of the Exchange Capital Securities, the Old Capital Securities and the Common Securities. References in this section to the "Guarantee" shall be deemed to refer to the Exchange Guarantee.

GENERAL

         The Corporation will irrevocably agree to pay in full on a subordinated basis, to the extent set forth herein, the Guarantee Payments (as defined herein) to the holders of the Trust Securities, as and when due, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert other than the defense of payment. The following payments with respect to the Trust Securities, to the extent not paid by or on behalf of the Trust (the "Guarantee Payments"), will be subject to the Guarantee: (i) any accrued and unpaid Distributions required to be paid on the Trust Securities, to the extent that the Trust has funds on hand available therefor at such time, (ii) the applicable Redemption Price with respect to Trust Securities called for redemption, to the extent that the Trust has funds on hand available therefor at such time, or (iii) upon a voluntary or involuntary dissolution, winding up or liquidation of the Trust (other than in connection with the distribution of Junior Subordinated Debt Securities to the holders of the Trust Securities or the redemption of all of the Trust Securities) the lesser of (a) the Liquidation Distribution, to the extent the Trust has funds available therefor, and (b) the amount of assets of the Trust remaining available for distribution to holders of the Trust Securities upon liquidation of the Trust after satisfaction of liabilities to creditors of the Trust as required by applicable law. The Corporation's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Corporation to the holders of the Trust Securities or by causing the Trust to pay such amounts to such holders.

         The Guarantee will be an irrevocable guarantee on a subordinated basis of the Trust's obligations under the Capital Securities, although it will apply only to the extent that the Trust has funds sufficient to make such payments, and is not a guarantee of collection. If the Corporation does not make interest payments on the Junior Subordinated Debt Securities held by the Trust, the Trust will not be able to pay Distributions on the Capital Securities and will not have funds legally available therefor.

         The Guarantee will rank subordinate and junior in right of payment to all Senior Debt. See "--Status of the Guarantee." Because the Corporation is a holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary, upon such subsidiary's liquidation or reorganization or otherwise, is subject to the prior claims of creditors of such subsidiary, except to the extent the Corporation may itself be recognized as a creditor of that subsidiary. Accordingly, the Corporation's obligations under the Guarantee will be effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries, and claimants should look only to the assets of the Corporation for payments thereunder. See "Republic New York Corporation." The Guarantee will not limit the incurrence or issuance of other secured or unsecured debt of the Corporation, including Senior Debt, whether under the Indenture, any other indenture that the Corporation may enter into in the future or otherwise.

         The Corporation has, through the Guarantee, the Declaration, the Junior Subordinated Debt Securities and the Indenture, taken together, fully, irrevocably and unconditionally guaranteed all of the Trust's obligations under the Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the Capital Securities. See "Relationship Among the Capital Securities, the Junior Subordinated Debt Securities and the Guarantee."

STATUS OF THE GUARANTEE

         The Guarantee will constitute an unsecured obligation of the Corporation and will rank subordinate and junior in right of payment to all Senior Debt in the same manner as Junior Subordinated Debt Securities.

         The Guarantee will rank pari passu with all Other Guarantees issued by the Corporation. The Guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Corporation to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity). The Guarantee will be held for the benefit of the holders of the Capital Securities and the Common Securities. The Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Trust or upon distribution of the Junior Subordinated Debt Securities to the holders of the Trust Securities. The Guarantee will not place a limitation on the amount of additional Senior Debt that may be incurred by the Corporation. The Corporation expects from time to time to incur additional indebtedness constituting Senior Debt.

AMENDMENTS AND ASSIGNMENT

         Except with respect to any changes which do not materially adversely affect the rights of holders of the Capital Securities (in which case no vote will be required), the Guarantee may not be amended without the prior approval of the holders of not less than a majority of the aggregate Liquidation Amount of such outstanding Capital Securities. The manner of obtaining any such approval will be as set forth under "Description of the Exchange Securities--Description of Capital Securities--Voting Rights; Amendment of the Declaration." All guarantees and agreements contained in the Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Corporation and shall inure to the benefit of the holders of the Capital Securities then outstanding.

EVENTS OF DEFAULT

         An event of default under the Guarantee will occur upon the failure of the Corporation to perform any of its payment or other obligations thereunder; provided, however, that except with respect to a default in payment of any Guarantee Payment, the Corporation shall have received notice of default and shall not have cured such default within 60 days after receipt of such notice. The holders of not less than a majority in aggregate Liquidation Amount of the Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee.

         Any holder of the Capital Securities may institute a legal proceeding directly against the Corporation to enforce its rights under the Guarantee without first instituting a legal proceeding against the Trust or any other person or entity.

         The Corporation, as guarantor, is required to file annually with the Guarantee Trustee a certificate as to whether or not the Corporation is in compliance with all the conditions and covenants applicable to it under the Guarantee.

CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

         The Guarantee will provide that the Corporation shall not consolidate with or merge with or into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and no Person shall consolidate with or merge with or into the Corporation or convey, transfer or lease its properties and assets substantially as an entirety to the Corporation, unless (i) in case the Corporation consolidates with or merges with or into another Person or conveys or transfers its properties and assets substantially as an entirety to any Person, the successor Person is organized under the laws of the United States or any state or the District of Columbia and such successor Person expressly assumes the Corporation's obligations on the Guarantee; (ii) immediately after giving effect thereto, no event of default under the Guarantee, and no event which, after notice or lapse of time or both, would become an event of default under the Guarantee, shall have happened and be continuing; (iii) such transaction is permitted under the Declaration and the Indenture and does not give rise to any breach or violation of the Declaration or the Indenture; and (iv) certain other conditions as prescribed in the Guarantee are met.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

         The Guarantee Trustee, other than during the occurrence and continuance of a default by the Corporation in performance of the Guarantee, undertakes to perform only such duties as are specifically set forth in the Guarantee and, after default with respect to the Guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of the Capital Securities unless it is offered indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred thereby.

TERMINATION OF THE GUARANTEE

         The Guarantee will terminate and be of no further force and effect upon full payment of the applicable Redemption Price of the Trust Securities, upon full payment of the amounts payable upon liquidation of the Trust or upon distribution of Junior Subordinated Debt Securities to the holders of the Trust Securities. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the Trust Securities must restore payment of any sums paid under the Trust Securities or the Guarantee.

GOVERNING LAW

         The Guarantee will be governed by and construed in accordance with the laws of the State of New York.


                        DESCRIPTION OF THE OLD SECURITIES

         The terms of the Old Securities are identical in all material respects to the Exchange Securities, except that (i) the Old Securities have not been registered under the Securities Act, are subject to certain restrictions on transfer and are entitled to certain rights under the Registration Agreement (which rights will terminate upon consummation of the Exchange Offer, except under limited circumstances); (ii) the Exchange Capital Securities will not provide for any increase in the Distribution rate thereon; and (iii) the Exchange Junior Subordinated Debt Securities will not provide for any increase in the interest rate thereon. The Old Securities provide under certain circumstances specified in the Registration Agreement that interest on the principal amount of the Junior Subordinated Debt Securities and Distributions on the Liquidation Amount of the Capital Securities will accrue at an increased rate. The Exchange Securities are not, and upon consummation of the Exchange Offer the Old Securities will not be, entitled to any such additional Distributions or interest.

                 RELATIONSHIP AMONG THE CAPITAL SECURITIES, THE
              JUNIOR SUBORDINATED DEBT SECURITIES AND THE GUARANTEE

FULL AND UNCONDITIONAL GUARANTEE

         Payments of Distributions and other amounts due on the Capital Securities (to the extent the Trust has funds available for the payment thereof) are irrevocably guaranteed by the Corporation as and to the extent set forth under "Description of Guarantee." Taken together, the Corporation's obligations under the Junior Subordinated Debt Securities, the Indenture, the Declaration and the Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of Distributions and other amounts due on the Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the Capital Securities. If and to the extent that the Corporation does not make payments on the Junior Subordinated Debt Securities, the Trust will not pay Distributions or other amounts due on the Capital Securities. The Guarantee does not cover payment of Distributions when the Trust does not have sufficient funds to pay such Distributions. In such event, the remedy of a holder of Capital Securities is to institute a Direct Action. The obligations of the Corporation under the Guarantee are subordinate and junior in right of payment to all Senior Debt.

SUFFICIENCY OF PAYMENTS

         As long as payments of interest and other amounts are made when due on the Junior Subordinated Debt Securities, such payments will be sufficient to cover Distributions and other payments due on the Capital Securities, primarily because (i) the aggregate principal amount or Prepayment Price of the Junior Subordinated Debt Securities is equal to the sum of the aggregate Liquidation Amount or Redemption Price, as applicable, of the Trust Securities; (ii) the interest rate and interest and other payment dates on the Junior Subordinated Debt Securities match the Distribution rate and Distribution and other payment dates for the Trust Securities; (iii) the Corporation shall pay for all costs, expenses and liabilities of the Trust except the Trust's obligations to holders of Trust Securities under such Trust Securities; and (iv) the Declaration provides that the Trust will not engage in any activity that is not consistent with the limited purposes thereof.

ENFORCEMENT RIGHTS OF HOLDERS OF CAPITAL SECURITIES

         A holder of any Capital Security may institute a legal proceeding directly against the Corporation to enforce its rights under the Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the Trust or any other person or entity.

         A default or event of default under any Senior Debt would not constitute a default or Event of Default under the Declaration. However, in the event of payment defaults under, or acceleration of, Senior Debt, the subordination provisions of the Indenture provide that no payments may be made in respect of the Junior Subordinated Debt Securities until such Senior Debt has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on Junior Subordinated Debt Securities would constitute an Event of Default under the Declaration.

LIMITED PURPOSE OF THE TRUST

         The Capital Securities evidence a beneficial interest in the Trust, and the Trust exists for the sole purposes of (i) issuing the Trust Securities and effecting the Exchange Offer for the Exchange Capital Securities, (ii) investing the proceeds of the Old Capital Securities and the Common Securities in the Old Junior Subordinated Debt Securities, (iii) exchanging the Junior Subordinated Debt Securities for the Exchange Subordinated Debt Securities in the Exchange Offer and (iv) engaging in other activities necessary, advisable or incidental thereto. A principal difference between the rights of a holder of a

Capital Security and a holder of a Junior Subordinated Debt Security is that a holder of a Junior Subordinated Debt Security is entitled to receive from the Corporation the principal amount of and interest accrued on Junior Subordinated Debt Securities held, while a holder of Capital Securities is entitled to receive Distributions from the Trust (or from the Corporation under the Guarantee) if and to the extent the Trust has funds available for the payment of such Distributions.

RIGHTS UPON TERMINATION

         Upon any voluntary or involuntary termination, winding-up or liquidation of the Trust involving the liquidation of the Junior Subordinated Debt Securities, after satisfaction of the liabilities of creditors of the Trust as required by applicable law, the holders of the Trust Securities will be entitled to receive, out of assets held by the Trust, the Liquidation Distribution in cash. See "Description of the Exchange Securities--Description of Capital Securities--Liquidation of the Trust and Distribution of Junior Subordinated Debt Securities." Upon any voluntary or involuntary liquidation or bankruptcy of the Corporation, the Property Trustee, as holder of the Junior Subordinated Debt Securities, would be a subordinated creditor of the Corporation, subordinated in right of payment to all Senior Debt as set forth in the Indenture, but entitled to receive payment in full of principal and interest before any stockholders of the Corporation receive payments or distributions. Since the Corporation is the guarantor under the Guarantee and has agreed to pay for all costs, expenses and liabilities of the Trust (other than the Trust's obligations to the holders of its Trust Securities), the positions of a holder of Capital Securities and a holder of Junior Subordinated Debt Securities relative to other creditors and to stockholders of the Corporation in the event of liquidation or bankruptcy of the Corporation are expected to be substantially the same.


                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         In the opinion of Simpson Thacher & Bartlett, special United States Federal income tax counsel to the Corporation and the Trust ("Tax Counsel"), the following summary accurately describes the material United States Federal income tax consequences that may be relevant to the purchase, ownership and disposition of Capital Securities. Unless otherwise stated, this summary deals only with Capital Securities held as capital assets by United States Holders (defined below) who purchased the Old Capital Securities upon original issuance at their original offering price. As used herein, a "United States Holder" means (i) a person that is a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is subject to United States Federal income taxation regardless of its source, or (iv) any trust if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States fiduciaries have the authority to control all the substantial decisions of such trust. The tax treatment of a holder may vary depending on his, her or its particular situation. This summary does not address all the tax consequences that may be relevant to a particular holder or to holders who may be subject to special tax treatment, such as banks, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, or tax-exempt investors. In addition, this summary does not include any description of any alternative minimum tax consequences or the tax laws of any state, local or foreign government that may be applicable to a holder of Capital Securities. This summary is based on the Internal Revenue Code of 1986, as amended, the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly on a retroactive basis. The authorities on which this summary is based are subject to various interpretations and the opinions of Tax Counsel are not binding on the Internal Revenue Service or the courts, either of which could take a contrary position. Moreover, no rulings have been or will be sought from the IRS with respect to the transactions described herein. Accordingly, there can be no assurance that the IRS will not challenge the opinions expressed herein or that a court would not sustain such a challenge. Nevertheless, Tax Counsel has advised that it is of the view that, if challenged, the opinions expressed herein would be sustained by a court with jurisdiction in a properly presented case.


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
         HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CAPITAL SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN, AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS. FOR A DISCUSSION OF THE POSSIBLE REDEMPTION OF THE CAPITAL SECURITIES UPON THE OCCURRENCE OF CERTAIN TAX EVENTS SEE "DESCRIPTION OF THE EXCHANGE SECURITIES--DESCRIPTION OF CAPITAL SECURITIES--LIQUIDATION OF THE TRUST AND DISTRIBUTION OF JUNIOR SUBORDINATED DEBT SECURITIES."

EXCHANGE OF CAPITAL SECURITIES

         The Exchange will not be a taxable event for United States Federal income tax purposes. Consequently, no gain or loss will be recognized by a holder upon the receipt of Exchange Capital Securities in exchange for their Old Capital Securities, and such holder will have the same adjusted tax basis and holding period in the Exchange Capital Securities as the holder had in its Old Capital Securities immediately before such exchange.

CLASSIFICATION OF THE TRUST

         In connection with the issuance of the Capital Securities, Tax Counsel is of the opinion that under current law and assuming full compliance with the terms of the Declaration and other documents, and based upon certain facts and assumptions contained in such opinion, the Trust will be classified as a grantor trust for United States Federal income tax purposes and not as an association taxable as a corporation. Accordingly, for United States Federal income tax purposes, each holder of Capital Securities generally will be considered the owner of an undivided interest in the Junior Subordinated Debt Securities and, thus, will be required to include in its gross income its allocable share of income on the Junior Subordinated Debt Securities.

CLASSIFICATION OF THE JUNIOR SUBORDINATED DEBT SECURITIES

         The Corporation, the Trust and the holders of the Capital Securities (by acceptance of a beneficial interest in a Capital Security) will agree to treat the Junior Subordinated Debt Securities as indebtedness for all United States tax purposes. In connection with the issuance of the Junior Subordinated Debt Securities, Tax Counsel is of the opinion that, under current law, and based on certain representations, facts and assumptions set forth in such opinion, the Junior Subordinated Debt Securities will be classified as indebtedness for United States Federal income tax purposes.

INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT

         Under the applicable Treasury regulations, the Junior Subordinated Debt Securities will not be treated as issued with OID within the meaning of Section 1273(a) of the Code. Accordingly, except as set forth below, stated interest on the Junior Subordinated Debt Securities generally will be taxable to a holder as ordinary income at the time it is paid or accrued in accordance with such holder's regular method of tax accounting.

         If, however, the Corporation exercises its right to defer payments of interest on the Junior Subordinated Debt Securities, the Junior Subordinated Debt Securities will become OID instruments at such time and the holders of the Junior Subordinated Debt Securities and, consequently, holders of the Capital Securities will be required to accrue their pro rata share of OID on a daily basis during the Extension Period even though the Corporation will not pay such interest until the end of the Extension Period, and even though some holders may use the cash method of tax accounting. Moreover, thereafter the Junior Subordinated Debt Securities will be taxed as OID instruments for as long as they remain outstanding. Thus, even after the end of an Extension Period, all holders would be required to continue to include their pro rata share of OID on the Junior Subordinated Debt Securities in income on a daily basis, regardless of their method of tax accounting and in advance of the receipt of the cash attributable to such interest income. Under the OID economic accrual rules, a holder would accrue an amount of interest income each year that approximates the stated interest payments called for under the terms of the Junior Subordinated Debt Securities, and actual cash payments of interest on the Junior Subordinated Debt Securities would not be reported separately as taxable income. Any amount of OID included in a holder's gross income (whether or not during an Extension Period) with respect to a Capital Security will increase such holder's tax basis in such Capital Security, and the amount of Distributions received by a holder in respect of such accrued OID will reduce the tax basis of such Capital Security.

         The Treasury regulations described above have not yet been addressed in any rulings or other interpretations by the IRS, and it is possible that the IRS could take a contrary position. If the IRS were to assert successfully that the stated interest on the Junior Subordinated Debt Securities was OID regardless of whether the Corporation exercises its option to defer payments of interest on such debt securities, all holders of Capital Securities would be required to include such OID in income on a daily economic accrual basis as described above.

         Corporate holders of Capital Securities will not be entitled to a dividends-received deduction with respect to any income recognized by such holders with respect to the Capital Securities.

DISTRIBUTION OF JUNIOR SUBORDINATED DEBT SECURITIES TO HOLDERS OF CAPITAL SECURITIES

         As described under the captions "Description of the Exchange Securities--Description of Junior Subordinated Debt Securities--Tax Event Prepayment" and "--Description of the Capital Securities--Liquidation of the Trust and Distribution of Junior Subordinated Debt Securities," Junior Subordinated Debt Securities may be distributed to holders in exchange for the Capital Securities and in liquidation of the Trust. Under current law, such a distribution would be non-taxable and will result in the holder receiving directly its pro rata share of the Junior Subordinated Debt Securities previously held indirectly through the Trust, with a holding period and aggregate tax basis equal to the holding period and aggregate tax basis such holder had in its Capital Securities before such distribution. If, however, the liquidation of the Trust were to occur because the Trust is subject to United States Federal income tax with respect to income accrued or received on the Junior Subordinated Debt Securities, the distribution of the Junior Subordinated Debt Securities to holders would be a taxable event to the Trust and to each holder and a holder would recognize gain or loss as if the holder had exchanged its Capital Securities for the Junior Subordinated Debt Securities it received upon liquidation of the Trust.

         A holder would accrue interest in respect of the Junior Subordinated Debt Securities received from the Trust in the manner described above under "--Interest Income and Original Issue Discount."

         Under certain circumstances described herein (see "Description of the Exchange Securities--Description of Capital Securities--Redemption"), the Junior Subordinated Debt Securities may be redeemed for cash, with the proceeds of such redemption distributed to holders in redemption of their Capital Securities. Under current law, such a redemption would constitute a taxable disposition of the redeemed Capital Securities for United States Federal income tax purposes, and a holder would recognize gain or loss as if it sold such redeemed Capital Securities for cash. See "--Sales or Redemption of Capital Securities."

SALES OR REDEMPTION OF CAPITAL SECURITIES

         A holder that sells or redeems Capital Securities will recognize gain or loss equal to the difference between the amount realized by the holder on the sale or redemption of the Capital Securities (except to the extent that such amount realized is characterized as a payment in respect of accrued but unpaid interest on such holder's allocable share of the Junior Subordinated Debt Securities that the holder had not included in gross income previously) and the holder's adjusted tax basis in the Capital Securities sold or redeemed. Such gain or loss generally will be a capital gain or loss and generally will be a long-term capital gain or loss if the Capital Securities have been held for more than one year. Subject to certain

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limited exceptions, capital losses cannot be applied to offset ordinary income for United States Federal income tax purposes.

PROPOSED TAX LAW CHANGES


         On March 19, 1996, during the 104th Congress, the Revenue Reconciliation Bill of 1996 was introduced. This Bill would have, among other things, generally denied interest deductions for interest on an instrument issued by a corporation that has a maximum term of more than 20 years and that is not shown as indebtedness on the consolidated balance sheet of the issuer or, when the instrument is issued to a related party (other than a corporation) when the holder or some other related party issues a related instrument that is not shown as indebtedness on the issuer's consolidated balance sheet. The above-described provision of the Bill was proposed to be effective generally for instruments issued on or after December 7, 1995. If this provision were to apply to the Junior Subordinated Debt Securities, the Corporation would not be able to deduct interest on the Junior Subordinated Debt Securities. However, on March 29, 1996, the Chairmen of the Senate Finance and House Ways and Means Committees issued the Joint Statement to the effect that it was their intention that the effective date of the Bill, if enacted, would be no earlier than the date of appropriate Congressional action. In addition, subsequent to the publication of the Joint Statement, Senator Daniel Patrick Moynihan and Representatives Sam M. Gibbons and Charles B. Rangel wrote the Letters to Treasury Department officials concurring with the views expressed in the Joint Statement. If the principles contained in the Joint Statement and the Letters were followed, any proposed legislation in this area that is subsequently enacted would not adversely affect the ability of the Corporation to deduct interest on the Junior Subordinated Debt Securities. The 104th Congress adjourned without enacting the Bill. Legislation was subsequently proposed, however, by the United States Department of the Treasury on February 6, 1997, as part of President Clinton's Fiscal 1998 Budget Proposal (the "Proposed Legislation"). The Proposed Legislation contained a provision (similar to the provision of the Bill described above) which generally would deny the interest deduction for interest paid or accrued on an instrument issued by a corporation that (i) has a maximum term of more than 15 years and (ii) is not shown as indebtedness on the separate balance sheet of the issuer or, where the instrument is issued to a related party (other than a corporation), where the holder or some other related party issues a related instrument that is not shown as indebtedness on the issuer's consolidated balance sheet. This provision is proposed to be effective generally for instruments issued on or after the date of the first Congressional committee action on the Proposed Legislation. If this provision were to apply to the Junior Subordinated Debt Securities, the Corporation would not be able to deduct the interest on the Junior Subordinated Debt Securities. As of April 28, 1997, no Congressional committee action has been taken on the Proposed Legislation. There can be no assurance that Proposed Legislation or future legislative or administrative proposals or final legislation will not adversely affect the ability of the Corporation to deduct interest on the Junior Subordinated Debt Securities or otherwise affect the tax treatment of the transactions described herein. Such a change therefore, could give rise to a Tax Event, which would permit the Corporation to terminate the Trust and distribute the Junior Subordinated Debt Securities to the holders of the Trust Securities in liquidation of the Trust (and, if a Tax Event continued to exist notwithstanding the taking of such actions, to prepay the Junior Subordinated Debt Securities), as described more fully under "Description of the Exchange Securities--Description of Capital Securities--Liquidation of the Trust and Distribution of Junior Subordinated Debt Securities" and "Description of Junior Subordinated Debt Securities--Tax Event Prepayment."


NON-UNITED STATES HOLDERS

         As used herein, the term "Non-United States Holder" means any holder that is not a United States Holder. As discussed above, the Capital Securities will be treated as evidence of an indirect beneficial ownership interest in the Junior Subordinated Debt Securities. See "--Classification of the Trust." Thus under present United States Federal income tax law, and subject to the discussion below concerning backup withholding:

                  (a) no withholding of United States Federal income tax will be required with respect to the payment by the Corporation or any paying agent of principal or interest (which for purposes of this discussion includes any OID) with respect to the Capital Securities or the Junior Subordinated Debt Securities to a Non-United States Holder, provided (i) that the beneficial owner of the Capital Securities ("Beneficial Owner") does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Corporation entitled to vote within the meaning of section 871(h)(3) of the Code and the regulations thereunder, (ii) the Beneficial Owner is not a controlled foreign corporation that is related to the Corporation through stock ownership, (iii) the Beneficial Owner is not a bank whose receipt of interest with respect to the Capital Securities (or the Junior Subordinated Debt Securities) is described in section 881(c)(3)(A) of the Code and (iv) the Beneficial Owner satisfies the statement requirement (described generally below) set forth in section 871(h) and section 881(c) of the Code and the regulations thereunder; and

                  (b) no withholding of United States Federal income tax will be required with respect to any gain realized by a Non-United States Holder upon the sale or other disposition of the Capital Securities (or the Junior Subordinated Debt Securities).

         To satisfy the requirement referred to in (a)(iv) above, the Beneficial Owner, or a financial institution holding the Capital Securities on behalf of such owner, must provide, in accordance with specified procedures, to the Trust or its paying agent, a statement to the effect that the Beneficial Owner is not a United States Holder. Pursuant to current temporary Treasury regulations, these requirements will be met if (1) the Beneficial Owner provides his name and address, and certifies, under penalties of perjury, that it is not a United States person (which certification may be made on an IRS Form W-8 (or successor form)) or (2) a financial institution holding the Capital Securities on behalf of the Beneficial Owner certifies, under penalties of perjury, that such statement has been received by it and furnishes a paying agent with a copy thereof.

         If a Non-United States Holder cannot satisfy the requirements of the "portfolio interest" exception described in (a) above, payments of interest made to such Non-United States Holder will be subject to a 30% withholding tax unless the Beneficial Owner provides the Corporation or its paying agent, as the case may be, with a properly executed (1) IRS Form 1001 (or successor form) claiming an exemption from, or a reduction of, such withholding tax under the benefit of a tax treaty or (2) IRS Form 4224 (or successor form) stating that interest paid on the Junior Subordinated Debt Securities is not subject to withholding tax because it is effectively connected with the Beneficial Owner's conduct of a trade or business in the United States.

         If a Non-United States Holder is engaged in a trade or business in the United States and interest on the Junior Subordinated Debt Securities is effectively connected with the conduct of such trade or business, the Non-United States Holder, although exempt from the withholding tax discussed above, will be subject to United States Federal income tax on such interest on a net income basis in the same manner as if it were a United States Holder. In addition, if such Non-United States Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to adjustments. For this purpose, such interest income would be included in such foreign corporation's earnings and profits.

         Any gain realized upon the sale or other disposition of the Capital Securities (or the Junior Subordinated Debt Securities) generally will not be subject to United States Federal income tax unless (i) such gain is effectively connected with a trade or business in the United States of the Non-United States Holder, (ii) in the case of a Non-United States Holder who is an individual, such individual is present in the United States for 183 days or more in the taxable year of such sale, exchange or retirement, and certain other conditions are met, or (iii) in the case of any gain representing accrued interest on the Junior Subordinated Debt Securities, the requirements described above are not satisfied.

         As discussed above, legislation was introduced in the 104th Congress that would have denied an interest deduction to the Corporation for the interest payable on the Junior Subordinated Debt Securities. Such legislation also may have caused the Junior Subordinated Debt Securities to have been classified as equity (rather than indebtedness) of the Corporation for United States Federal income tax purposes and, thus, caused the income derived from the Junior Subordinated Debt Securities to be characterized as dividend, rather than interest, income for such purposes. Dividend income is not eligible for the "portfolio interest" exception described in (a) above. Therefore, if such legislation had been enacted, income derived by a Non-United States Holder on the Capital Securities may have been subject to the 30% United States Federal withholding tax described above unless a reduction or elimination of such tax was available under an applicable tax treaty or such dividend income was effectively connected with a trade or business carried on in the United States by such Non-United States Holder. The 104th Congress adjourned without enacting such legislation. However, it is possible that legislation could be enacted in the future that could affect the characterization of income paid on the Capital Securities (or the Junior Subordinated Debt Securities) or otherwise adversely affect a Non-United States Holder. See "--Proposed Tax Law Changes".

INFORMATION REPORTING AND BACKUP WITHHOLDING

         Income on the Capital Securities held of record by holders (other than United States corporations and other exempt holders) will be reported annually to such holders and to the IRS. The Administrative Trustees currently intend to deliver such reports to holders of record prior to January 31 following each calendar year. It is anticipated that persons who hold Capital Securities as nominees for beneficial holders will report the required tax information to beneficial holders on Form 1099.

         "Backup withholding" at a rate of 31% will apply to payments of interest to non-exempt United States Holders unless the holder furnishes its taxpayer identification number in the manner prescribed in applicable Treasury regulations, certifies that such number is correct, certifies as to no loss of exemption from backup withholding and meets certain other conditions.

         No Form 1099 information reporting or backup withholding will be required with respect to payments made by the Trust or any Paying Agent to Non-United States Holders if a statement described in (a)(iv) under "Non-United States Holders" has been received and the payor does not have actual knowledge that the beneficial owner is a United States person. However, payments of interest or OID made by the Trust or any Paying Agent to Non-United States holders are required to be reported to those Holders and the IRS on Form 1042-S.

         In addition, backup withholding and information reporting will not apply if payments of the principal, interest, OID or premium on the Junior Subordinated Debt Securities are paid or collected by a foreign office of a custodian, nominee or other foreign agent on behalf of the Beneficial Owner, or if a foreign office of a broker (as defined in applicable Treasury regulations) pays the proceeds of the sale of the Capital Securities to the owner thereof. If, however, such nominee, custodian, agent or broker is, for United States Federal income tax purposes, a United States person, a controlled foreign corporation or a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, such payments will not be subject to backup withholding but will be subject to information reporting, unless (1) such custodian, nominee, agent or broker has documentary evidence in its records that the Beneficial Owner is not a United States person and certain other conditions are met or (2) the Beneficial Owner otherwise establishes an exemption.

         Payment of the proceeds from disposition of Capital Securities to or through a United States office of a broker is subject to information reporting and backup withholding unless the holder or Beneficial Owner establishes an exemption from information reporting and backup withholding.

         Any amounts withheld from a holder of the Capital Securities under the backup withholding rules will be allowed as a refund or a credit against such holder's United States Federal income tax liability, provided the required information is furnished to the IRS.


                              PLAN OF DISTRIBUTION

         Each broker-dealer that receives Exchange Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Securities received in exchange for Old Capital Securities where such Old Capital Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Trust and the Corporation have agreed that, starting on the Expiration Date and ending on the close of business on the 180th day following the Expiration Date, they will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until ______________, 1997, all dealers effecting transactions in the Exchange Securities may be required to deliver a prospectus.

         The Corporation and the Trust will not receive any proceeds from any sale of Exchange Securities by broker-dealers. Exchange Securities received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Securities. Any broker-dealer that resells Exchange Securities that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Securities may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit of any such resale of Exchange Securities and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.


                       VALIDITY OF THE EXCHANGE SECURITIES

         Certain matters of Delaware law relating to the validity of the Exchange Capital Securities and the formation of the Trust will be passed upon by Potter Anderson & Corroon, special Delaware Counsel to the Trust. The validity of the Exchange Guarantee and the Exchange Junior Subordinated Debt Securities will be passed upon for the Corporation by William F. Rosenblum, Jr., Esq., Senior Vice President, Deputy General Counsel and Secretary of the Corporation. Mr. Rosenblum owns or has the right to acquire a number of shares of common stock of the Corporation equal to less than 1% of the outstanding common stock of the Corporation. Mr. Rosenblum will rely on the opinion of Potter Anderson & Corroon as to matters of Delaware law and on the opinion of Piper & Marbury L.L.P. as to matters of Maryland law. Certain matters relating to United States Federal income tax considerations will be passed upon for the Corporation by Simpson Thacher & Bartlett.


                                     EXPERTS

         The consolidated statements of condition of the Corporation as of December 31, 1995 and 1994 and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1995 and the consolidated statements of condition of the Bank as of December 31, 1995 and 1994 included in the Corporation's Annual Report on Form 10-K for the year ended December 31, 1995 have been incorporated herein by reference in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated herein by reference, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP covering the December 31, 1995 financial statements refers to the fact that in 1995 the Corporation adopted Statement of Financial Accounting Standards ("SFAS") No. 114, "Accounting by Creditors for Impairment of a Loan," SFAS No. 118, "Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosures," and SFAS No. 122, "Accounting for Mortgage Servicing Rights an Amendment of SFAS No. 65," and in 1993 the Corporation adopted SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities."

                                    PART II.

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Pursuant to Article Ninth of the Corporation's Articles of Incorporation and the provisions of Section 2-418 of the General Corporation Law of Maryland, as amended, the Corporation may indemnify a director or officer for service in such capacity unless it is proved that: (a) the act or omission of such person was material to the cause of action adjudicated in the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (b) such person actually received an improper personal benefit in money, property or services; or (c) in the case of any criminal proceeding, such person had reasonable cause to believe that the act or omission was unlawful. Indemnification may be against judgments, penalties, fines, settlements, and reasonable expenses actually incurred by the director or officer in connection with the proceeding; however, if the proceeding was one by or in the right of the Corporation, indemnification may not be made if such person has been adjudged liable to the Corporation. The termination of any proceeding by judgment, order or settlement does not create a presumption that the director or officer did not meet the requisite standard of conduct for indemnification, but the termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, does create a rebuttable presumption that such person may not be indemnified. In addition, the Corporation may pay or reimburse, prior to final disposition, the expenses, including attorneys' fees, incurred by a director or officer in defending a proceeding provided that such person has given (a) a written affirmation that, in good faith, he believes that he has met the standard of conduct necessary for indemnification by the Corporation and (b) a written undertaking to the Corporation to repay such advances if it is ultimately determined that he is not entitled to indemnification. This undertaking, however, need not be secured and may be accepted without reference to such person's financial ability to make the repayment. Article Ninth of the Corporation's Articles of Incorporation also provides that the Corporation may indemnify any person who is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise to the extent and under the circumstances provided for indemnification of directors and officers of the Corporation. Any indemnification shall be made by the Corporation only as authorized in the specific case upon a determination by the Corporation's Board of Directors, by independent legal counsel in a written opinion or by the stockholders of the Corporation that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct. Such indemnification is not exclusive of any other rights and remedies to which a director, officer, employee or agent of the Corporation may be entitled by law or other agreement or otherwise.

     The Corporation carries a policy of insurance providing for indemnification of directors, officers and employees of the Corporation and its subsidiaries as permitted by Article Ninth of the Corporation's Articles of Incorporation and
Section 2-418 of the General Corporation Law of Maryland, as amended.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES


EXHIBIT
--------
  4.1             Junior Subordinated Indenture between the Corporation and
                  Bankers Trust Company, as Debenture Trustee, dated December 4,
                  1996.*

  4.2             Certificate of Trust of Republic New York Capital II.*

  4.3             Declaration of Trust among the Corporation, Bankers Trust
                  Company as Property Trustee and Delaware Trustee, and the
                  Administrative Trustees named therein, dated November 26,
                  1996.*

  4.4             Amended and Restated Declaration of Trust among the
                  Corporation, Bankers Trust Company, as Property Trustee and
                  Delaware Trustee, and the Administrative Trustees named therein, dated December 4, 1996.*

  4.5             Form of Capital Security Certificate originally issued by
                  Republic New York Capital I on December 4, 1996 (included as
                  Exhibit B of Exhibit 4.4).*

  4.6             Form of Capital Security Certificate to be issued by Republic
                  New York Capital II and registered under the Securities Act of
                  1933, as amended.*

  4.7 Form of Security for 7.53% Junior Subordinated Debt Security due December 4, 2026 originally issued by the Corporation on December 4, 1996 (included in Article 2 of Exhibit 4.1).*

  4.8 Form of Security for 7.53% Junior Subordinated Debt Security due December 4, 2026 to be issued by the Corporation and registered under the Securities Act of 1933, as amended.*

  4.9 Guarantee Agreement originally executed by the Corporation and Bankers Trust Company, as Guarantee Trustee, on December 4,
                  1996.*

  4.10 Form of Guarantee Agreement to be entered into by the Corporation and Bankers Trust Company, as Guarantee Trustee, and registered under the Securities Act of 1933, as amended.**

  4.11            Registration Agreement, dated December 4, 1996 between the
                  Corporation, Republic New York Capital I and Deutsche Morgan
                  Grenfell Inc.*

  5.1             Opinion and consent of William F. Rosenblum, Jr. Esq., Senior
                  Vice President, Deputy General Counsel and Secretary of the
                  Corporation as to legality of the Junior Subordinated Debt
                  Securities and the Guarantee to be issued by the Corporation.**

  5.2 Opinion of special Delaware counsel as to legality of the Capital Securities to be issued by Republic New York Capital
                  II.**

  8 Opinion of special tax counsel as to certain federal income tax matters.**

  12              Computation of ratio of earnings to fixed charges.**

  23.1            Consent of KPMG Peat Marwick LLP.*

  23.2            Consent of William F. Rosenblum, Jr.(included in Exhibit
                  5.1).**

  23.3            Consent of special Delaware counsel (included in Exhibit
                  5.2).**

  24.1            Form of Power of Attorney of Republic New York Corporation.*

  24.2            Form of Power of Attorney of Republic New York Capital II.*

  25.1 Form T-1 Statement of Eligibility of Bankers Trust Company to act as trustee under the Junior Subordinated Indenture.*

  25.2 Form T-1 Statement of Eligibility of Bankers Trust Company to act as trustee under the Amended and Restated Declaration of Trust.*

  25.3 Form T-1 Statement of Eligibility of Bankers Trust Company under the Guarantee for the benefit of the holders of Capital
                  Securities.*

  99.1            Form of Letter of Transmittal.**

  99.2            Form of Notice of Guaranteed Delivery.**

  99.3            Form of Exchange Agent Agreement.**

---------

*    Filed previously.
**   Filed herewith.



ITEM 22. UNDERTAKINGS

         Each of the undersigned Registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, (the "Securities Act") each filing of a Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934), that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the Exchange Securities and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of each Registrant pursuant to the provisions of the Articles of Incorporation of the Corporation, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Corporation of expenses incurred or paid by a director, officer or controlling person of each Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Corporation will, unless in the opinion of its counsel the matter has been settled by the controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         The undersigned Registrants hereby undertake to respond to requests for information that is incorporated by reference into the Prospectus, pursuant to
Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

         The undersigned Registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired or involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, REPUBLIC NEW YORK CORPORATION CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING THIS FORM S-4 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, STATE OF NEW YORK, ON APRIL 28, 1997.

                                       REPUBLIC NEW YORK CORPORATION

                                By:             WALTER H. WEINER
                                   ---------------------------------------------
                                                Walter H. Weiner
                                             (Chairman of the Board)

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED BELOW ON APRIL 28, 1997.



SIGNATURE                                            TITLE
---------                                            -----
                                             Director and Chairman of the Board
WALTER H. WEINER                               (Principal Executive Officer)
------------------------------
  (Walter H. Weiner)





      KENNETH F. COOPER                         Executive Vice President
------------------------------                and Chief Financial Officer -
     (Kenneth F. Cooper)                     Financial Reporting and Control
                                                (Principal Financial and
                                                   Accounting Officer)

     KURT ANDERSEN                                   Director
------------------------------
     (Kurt Andersen)

                                                     Director
------------------------------
     (Robert A. Cohen)

                                                     Director
------------------------------
     (Cyril S. Dwek)

      ERNEST GINSBERG                                Director
------------------------------
     (Ernest Ginsberg)

      NATHAN HASSON                                  Director
------------------------------
     (Nathan Hasson)

                                                     Director
------------------------------
     (Jeffrey C. Keil)

      PETER KIMMELMAN                                Director
------------------------------
     (Peter Kimmelman)

SIGNATURE                                             TITLE
---------                                             -----
    RICHARD A. KRAEMER                               Director
------------------------------
    (Richard A. Kraemer)

    LEONARD LIEBERMAN                                Director
------------------------------
    (Leonard Lieberman)

    WILLIAM C. MACMILLEN, JR .                       Director
------------------------------
    (William C. MacMillen, Jr.)

    PETER J. MANSBACH                                Director
------------------------------
    (Peter J. Mansbach)

    MARTIN F. MERTZ                                  Director
------------------------------
    (Martin F. Mertz)

    JAMES L. MORICE                                  Director
------------------------------
    (James L. Morice)

                                                     Director
------------------------------
    (E. Daniel Morris)

    JANET L. NORWOOD                                 Director
------------------------------
    (Janet L. Norwood)

    JOHN A. PANCETTI                                 Director
------------------------------
    (John A. Pancetti)

    VITO S. PORTERA                                  Director
------------------------------
    (Vito S. Portera)

    WILLIAM P. ROGERS                                Director
------------------------------
    (William P. Rogers)

    ELIAS SAAL                                       Director
------------------------------
    (Elias Saal)

    DOV C. SCHLEIN                                   Director
------------------------------
    (Dov C. Schlein)

    PETER WHITE                                      Director
------------------------------
    (Peter White)

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, REPUBLIC NEW YORK CAPITAL II CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL THE REQUIREMENTS FOR FILING THIS FORM S-4 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, AND STATE OF NEW YORK ON APRIL 28, 1997.

                                     REPUBLIC NEW YORK CAPITAL II

                                     By:        THOMAS F. ROBARDS
                                        ----------------------------------------
                                                (Thomas F. Robards)
                                                Administrative Trustee

                                     By:        STEPHEN J. SAALI
                                        ----------------------------------------
                                                (Stephen J. Saali)
                                              Administrative Trustee

                                  EXHIBIT INDEX


EXHIBIT NO.                 DESCRIPTION
-----------                 -----------
  4.1             Junior Subordinated Indenture between the Corporation and
                  Bankers Trust Company, as Debenture Trustee, dated December 4,
                  1996.*

  4.2             Certificate of Trust of Republic New York Capital II.*

  4.3             Declaration of Trust among the Corporation, Bankers Trust
                  Company as Property Trustee and Delaware Trustee, and the
                  Administrative Trustees named therein, dated November 26,
                  1996.*

  4.4             Amended and Restated Declaration of Trust among the
                  Corporation, Bankers Trust Company, as Property Trustee and
                  Delaware Trustee, and the Administrative Trustees named therein, dated December 4, 1996.*

  4.5             Form of Capital Security Certificate originally issued by
                  Republic New York Capital I on December 4, 1996 (included as
                  Exhibit B of Exhibit 4.4).*

  4.6             Form of Capital Security Certificate to be issued by Republic
                  New York Capital II and registered under the Securities Act of
                  1933, as amended.*

  4.7 Form of Security for 7.53% Junior Subordinated Debt Security due December 4, 2026 originally issued by the Corporation on December 4, 1996 (included in Article 2 of Exhibit 4.1).*

  4.8 Form of Security for 7.53% Junior Subordinated Debt Security due December 4, 2026 to be issued by the Corporation and registered under the Securities Act of 1933, as amended.*

  4.9 Guarantee Agreement originally executed by the Corporation and Bankers Trust Company, as Guarantee Trustee, on December 4,
                  1996.*

  4.10 Form of Guarantee Agreement to be entered into by the Corporation and Bankers Trust Company, as Guarantee Trustee, and registered under the Securities Act of 1933, as amended.**

  4.11            Registration Agreement, dated December 4, 1996 between the
                  Corporation, Republic New York Capital I and Deutsche Morgan
                  Grenfell Inc.*

  5.1             Opinion and consent of William F. Rosenblum, Jr., Esq., Senior
                  Vice President, Deputy General Counsel and Secretary of the
                  Corporation, as to legality of the Junior Subordinated Debt
                  Securities and the Guarantee to be issued by the Corporation.**

  5.2 Opinion of special Delaware counsel as to legality of the Capital Securities to be issued by Republic New York Capital
                  II.**

  8 Opinion of special tax counsel as to certain federal income tax matters.**

  12              Computation of ratio of earnings to fixed charges.**

  23.1            Consent of KPMG Peat Marwick LLP.*

  23.2            Consent of William F. Rosenblum, Jr.(included in Exhibit
                  5.1).**

  23.3            Consent of special Delaware counsel (included in Exhibit
                  5.2).**

  24.1            Form of Power of Attorney of Republic New York Corporation.*

  24.2            Power of Attorney of Republic New York Capital II.*

  25.1 Form T-1 Statement of Eligibility of Bankers Trust Company to act as trustee under the Junior Subordinated Indenture.*

  25.2 Form T-1 Statement of Eligibility of Bankers Trust Company to act as trustee under the Amended and Restated Declaration of Trust.*

  25.3 Form T-1 Statement of Eligibility of Bankers Trust Company under the Guarantee for the benefit of the holders of Capital
                  Securities.*

  99.1            Form of Letter of Transmittal.**

  99.2            Form of Notice of Guaranteed Delivery.**

  99.3            Form of Exchange Agent Agreement.**

---------------

*   Filed previously.

**  Filed herewith.